Exhibit 10.31

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

ONE NORTH CENTRAL

OFFICE LEASE

AGP ONE NORTH CENTRAL OWNER LLC,

a Delaware limited liability company

as Landlord,

and

QUICKEN LOANS, INC.,

a Michigan corporation

as Tenant.

ONE NORTH CENTRAL

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the “Summary”) is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease (collectively, the “Lease”) to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE
	(References are to the Office Lease)	DESCRIPTION

1.	Dated as of:	June 5, 2017 (the “Effective Date”)

2.	Landlord:	AGP One North Central Owner LLC,
a Delaware limited liability company

3.	Address of Landlord (Section 25.15):	c/o Parallel Capital Partners, Inc.
4105 Sorrento Valley Boulevard
San Diego, CA 92121
Attn: Mr. Matthew Root

	Address of Manager:	One North Central Avenue, Suite 870

Phoenix, AZ 85004-4418
Attention: William Halper

4.	Tenant:	Quicken Loans, Inc.,
a Michigan corporation

5.	Address of Tenant (Section 25.15):	Quicken Loans, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Attn: Angelo V. Vitale, Esq.

Bedrock Management Services LLC
630 Woodward Avenue
Detroit, MI 48226
Attn: Howard N. Luckoff, Esq.

6.	Premises (Article 1):

6.1 Premises:

Approximately 149,273 rentable square feet of space in the Building (as defined below), consisting of (i) 27,429 rentable square feet in the entire fifteenth (15th) floor, (ii) 27,429 rentable square feet on the entire sixteenth (16th) floor, (iii) 27,429 rentable square feet on the entire seventeenth (17th) floor, (iv) 27,429 rentable square feet on the entire eighteenth (18th) floor, (v) 27,429 rentable square feet on the entire nineteenth (19) floor, and (vi) 12,128 rentable square feet on the entire twentieth (20th) floor (collectively, the “Premises”) all as set forth in Exhibit A attached hereto, known as Suites 1500,1600,1700,1800,1900 and 2000. The portion of the Premises comprising Suites 1500, 1600, 1800, 1900 and 2000 are collectively referred to herein as the “Phase One Premises.” The Suite 1700 portion of the Premises may be referred to herein as the “Phase Two Premises.”

	6.2 Building:	The Building is located at One North Central Avenue, Phoenix, Arizona 85004-4418.

7.	Term (Article 2):

	7.1 Lease Term:	One hundred twenty-eight (128) months

	7.2 Option Term(s):	Two (2) Options for sixty (60) months each.

7.3 Delivery Dates:

The delivery date for the Phase One Premises (the “Phase One Delivery Date”) is not later than seventy-five (75) days after the date of the full execution of this Lease by Landlord and Tenant. The delivery date for the Phase Two Premises (“Phase Two Delivery Date”) is not later than one hundred eighty (180) days after the Phase One Delivery Date.

	7.4 Phase One Premises Lease Commencement Date:	One hundred eighty (180) days after the Phase One Delivery Date. The Phase One Premises Lease Commencement Date is sometimes referred to herein as the “Lease Commencement Date.”

	7.5 Phase Two Premises Lease Commencement Date:	One hundred eighty (180) days after the Phase Two Delivery Date.

	7.6 Lease Expiration Date:	The last day of the month in which the one hundred twenty-eighth (128th) monthly anniversary of the Phase One Premises Lease Commencement Date occurs.

ii

7.7 Lease Amendment:

Landlord and Tenant shall confirm the Phase One Premises Lease Commencement Date and Phase Two Premises Lease Commencement Date and the Lease Expiration Date in an Amendment to the Lease (Exhibit C) to be executed pursuant to Article 2 of the Office Lease.

8.	Base Rent (Article 3):

8.1 Base Rent For Phase One Premises:

Annual Base
		Monthly Installment	Rental Rate per
Lease Months	Annual Base Rent	of Base Rent	Rentable Square Foot
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*Subject to abatement as provided in Article 3 below.

8.2 Base Rent for Phase Two Premises:

Monthly Base
		Monthly Installment	Rental Rate per
Lease Months	Annual Base Rent	of Base Rent	Rentable Square Foot
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*Subject to abatement as provided in Article 3 below.

iii

	8.3 Payment of Rent:	Rent shall be payable to and sent to the following lockbox address.

AGP Arizona Center Owner LLC PO Box 51738 Los Angeles, CA 90051-6038

9.	Additional Rent (Article 4):

	9.1 Base Year (for determining Direct Expenses):	Calendar year 2018

9.2 Tenant’s Share of Direct Expenses:

36.42% (149,273 rentable square feet within the Premises/409,889 rentable square feet within the Building) (See Section 4.2.7 of Office Lease). Prior to delivery of the Phase Two Premises, Tenant’s Share of Direct Expenses, if applicable, is 29.73%.

10.	Security Deposit (Article 20):	None

11.	Guarantor(s) (Article 20):	None

12.	Parking Passes (Article 24):

Two hundred ninety-nine (299) parking passes consisting of two hundred eighty nine (289) unreserved parking passes located on a portion of Parking Level 3 and all of Parking Levels 4 and 5 and ten (10) reserved parking spaces in the location depicted on Exhibit I.

13.	Brokers (Section 25.20):	CBRE, Inc. representing Landlord and Friedman West Realty, LLC, representing Tenant

14.	Tenant Improvement Allowance (Exhibit D):	One-time allowance up to [***] per rentable square foot of the Premises (i.e., up to [***] based on 149,273 rentable square feet in the Premises).

iv

ONE NORTH CENTRAL

i

Page

EXHIBITS:

A	FLOOR PLANS OF PREMISES
B	RULES AND REGULATIONS
C	AMENDMENT TO LEASE
D	TENANT WORK LETTER
E	ESTOPPEL CERTIFICATE
F.	FORM OF SNDA
G.	JANITORIAL SPECIFICATIONS
H.	TENANT’S EXTERIOR SIGNS
I.	LOCATION OF TENANT’S RESERVED SPACES
J.	LOCATION OF TENANT’S BACKUP GENERATOR
K.	EXISTING EXPANSION RIGHTS

ONE NORTH CENTRAL

INDEX

Page

Accountant	14
Affiliate Assignee	28
Alterations	20
Amendment	Exhibit C
Approved Working Drawings	Exhibit D
Architect	Exhibit D
Base Rent	8
Base Year	9
Base, Shell, and Core	Exhibit D
BOMA	2
Brokers	40
Building Complex	1
Building Complex Parking Area	1
Claims	21
Code	Exhibit D
Communication Equipment	43
Communication Equipment Notice	43
Comparable Buildings	3
Construction Drawings	Exhibit D
Contract	Exhibit D
Contractor	Exhibit D
Controllable Expenses	13
Coordination Fee	Exhibit D
Direct Expenses	9
Economic Terms	2
Effective Date	Summary
Eligibility Period	19
Embargoed Person	42
Engineers	Exhibit D
Estimate	13
Estimate Statement	13
Estimated Excess	13
Excess	13
Excluded Changes	36
Exercise Notice	5
Existing Tennant	4
Expense Year	9
Exterior Signs	35
Eyebrow Sign	34
Final Costs	Exhibit D
Final Retention	Exhibit D
Final Space Plan	Exhibit D
Final Working Drawings	Exhibit D
First Offer Notice	2
First Offer Space	2
First Termination Option	6
First Termination Option Termination Date	6
Force Majeure	39
Hazardous Materials	16
HVAC	17

Insurance Start Date	22
Interest Rate	10
Landlord	1
Landlord Parties	21
Lease	1
Lease Commencement Date	Summary
Lease Expiration Date	4
Lease Term	4
Lease Year	4
List	42
Moving/Cabling/FF&E Costs	Exhibit D
Notices	39
number of days	Exhibit D
OFAC	42
Operating Expenses	9
Option Notice	5
Option Rent	5
Option Term	5
Original Tenant	4
Outside Agreement Date	6
personal goods or services vendors	Exhibit B
Phase One Delivery Date	Summary
Phase Two Delivery Date	Summary
Premises	1
Real Property	1
Remedial Work	16
Renovations	40
rent	32
rentable square feet	2
Review Period	14
Rules and Regulations	1
Second Termination Option	6
Second Termination Option Termination Date	6
Statement	13
Subject Space	25
Subleasing Costs	27
Summary	Summary
Summit Lease	4
Superior Leases	2
Superior Rights	2
Systems and Equipment	12
Tax Expenses	11
Tenant	1
Tenant Affiliates	16
Tenant Improvement Allowance	Exhibit D
Tenant Improvement Allowance Items	Exhibit D
Tenant Improvements	Exhibit D
Tenant Work Letter	Exhibit D
Tenant’s Agents	Exhibit D
Tenant’s Share	12
Termination Consideration	7
Termination Notice	7
Third Termination Option	7
Third Termination Option Date	7
Transfer Notice	25
Transfer Premium	27

Transferee	25
Transfers	25
Withdrawal Notice	4

v

ONE NORTH CENTRAL

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between AGP ONE NORTH CENTRAL OWNER, LLC, a Delaware limited liability company (“Landlord”) and QUICKEN LOANS, INC., a Michigan corporation (“Tenant”).

ARTICLE 1

BUILDING COMPLEX, BUILDING, PREMISES, RIGHT OF FIRST OFFER AND CONTINGENCY

1.1                               Building Complex, Building and Premises. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building defined in Section 6.2 of the Summary. The outline of the Premises is set forth in Exhibit A attached hereto. The Building, which is located within an office building complex commonly known as One North Central, is located at One North Central Avenue, Phoenix, Arizona 85004-4418. The Building, the parking facilities (which currently consist of a parking structure located within such complex (the “Building Complex Parking Area”), any outside plaza areas, land and other improvements surrounding the Building and the land upon which all of the foregoing are situated, are herein sometimes collectively referred to herein as the “Building Complex” or “Real Property.” Tenant further acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease or the Tenant Work Letter. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole but reasonable discretion of Landlord and the use thereof shall be subject to the rules, regulations and restrictions attached hereto as Exhibit B (the “Rules and Regulations”), as the same may be modified by Landlord from time to time, but which Rules and Regulations shall apply equally to all tenants of the Building Complex, be enforced on a non-discriminatory basis and Landlord reserves the right to make alterations or additions to or to change the location of elements of the Building Complex and the common areas thereof, provided that, subject to Force Majeure events, at all times, Tenant shall have reasonable means of ingress and egress to and from the Building Complex, the Premises and the parking areas, and use of all of the parking spaces. Subject to (i) of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit B, (ii) Force Majeure events (as defined in Section 25.14 below), (iii) Landlord’s commercially reasonable security requirements, and (iv) the requirements of applicable laws, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

1.2                               Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit D, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “AS IS” condition on the Lease Commencement Date; provided, however, in the event that, as of the date of execution of this Lease, the Base, Shell and Core of the Building (as defined in Section 1 of Exhibit D), in its condition existing as of such date without regard to any of the Tenant Improvements, alterations or other improvements existing in the Premises as of the date hereof and/or to be constructed or installed by or on behalf of Tenant in the Premises or Tenant’s use of the Premises, and based solely on an unoccupied basis, (A) does not comply with applicable laws, including, without limitation, seismic, fire and life safety codes, and the ADA, in effect as of the date hereof, or (B) contains latent defects, then Landlord shall be responsible, at its sole cost and expense which shall not be included in Operating Expenses (except as otherwise permitted in (and not excluded in) Section 4.2 hereof), for correcting any such non-compliance to the extent required by applicable laws, and/or correcting any such latent defects as soon as reasonably possible after receiving notice thereof from Tenant. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building Complex, except as specifically set forth above or elsewhere in this Lease and the Tenant Work Letter.

1.3                               Rentable Square Feet. The rentable square feet of the Premises are approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the “rentable square feet” of the Premises and the Building and other buildings in the Building Complex has been calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-2017 (“BOMA”), as modified for the Building Complex pursuant to Landlord’s standard rentable area measurements for the Building Complex, to include, among other calculations, a portion of the common areas and service areas of the Building and other buildings in the Building Complex. Landlord’s space planner/architect shall remeasure the rentable square feet of the Premises in accordance with the provisions of this Section 1.3 and the results thereof shall be presented to Tenant in writing. Tenant’s space planner/architect may review Landlord’s space planner/architect’s determination of the number of rentable square feet and usable square feet of the Premises and Tenant may, within fifteen (15) business days after Tenant’s receipt of Landlord’s space planner/architect’s written determination, object to such determination by written notice to Landlord. Tenant’s failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant’s acceptance of Landlord’s space planner/architect’s determination. If Tenant objects to such determination, Landlord’s space planner/architect and Tenant’s space planner/architect shall promptly meet and attempt to agree upon the rentable and usable square footage of the Premises. If Landlord’s space planner/architect and Tenant’s space planner/architect cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Tenant’s objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises under the BOMA standard. Such third party independent measurement professional’s determination shall be conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half (1/2) of the fees and expenses of the independent third party space measurement professional. If the Lease Term commences prior to such final determination, Landlord’s determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant.

1.4                               Right of First Offer. [***]

1.5                               Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed material economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”), including the proposed term of lease and the proposed rent payable for the First Offer Space. Notwithstanding the foregoing, Landlord’s obligation to deliver the First

Offer Notice shall not apply during the last nine (9) months of the initial Term unless Tenant has delivered an Option Notice to Landlord pursuant to Section 2.2.2 below.

Notwithstanding anything above to the contrary, in the event Tenant exercises a right of first offer during the first twenty-nine (29) months of the Lease Term, then the Economic Terms of any such first offer space shall be on the same terms and conditions as the initial Premises leased to Tenant hereunder except as follows: (i) the initial annual Base Rent shall be [***] per rentable square foot with [***] annual increases, (ii) Tenant shall receive a prorated improvement allowance in an amount equal to the product of (i) [***], and (ii) a fraction (the “Proration Fraction”), the numerator of which is equal to the number of full calendar months remaining in the initial Lease Term as of commencement of the term of the First Offer Space and the denominator of which equals one hundred twenty eight (128), (iii) Tenant shall be entitled to abated Phase Two Base Rent for such First Offer Space for those remaining months during the Lease Term which Tenant is entitled to Base Rent abatement for the Phase Two Premises (but Tenant shall not be entitled to Discount Rent), and (iv) the Termination Dates pertaining to the First Termination Option, Second Termination Option and Third Termination Option shall be deemed extended by twenty-four (24) months for each exercised right of first offer.

Notwithstanding anything above to the contrary, in the event Tenant exercises a right of first offer during months thirty (30) through and including month forty-eight (48) of the Lease Term, then the Economic Terms of any such first offer space shall be the fair market value for any such First Offer Space based upon comparable space in Class A buildings in the downtown Phoenix area (“Comparable Buildings”) (taking into consideration all standard market concessions such as, rent credits and improvement allowances) based upon Landlord’s good faith and commercially reasonable determination; provided, however that the Termination Date pertaining to the First Termination Option and the Second Termination Option shall each be deemed extended (or further extended in the event such date were extended as provided above) by forty-eight (48) months and the Termination Dates for the Third Termination Option shall be deemed extended (or further extended in the event such date was extended as provided above) by thirty-six (36) months.

1.5.1                             Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice, and the Economic Terms shall be as set forth in the First Offer Notice. If Tenant does not unconditionally exercise its right of first offer within the ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Offer Notice provided that, if Landlord does not lease the First Offer Space on the same terms on which it was offered to Tenant, within ninety (90) days of the end of the ten (10) business day period for Tenant to respond to the First Offer Notice, the First Office Space shall be re-offered to Tenant as provided herein when Landlord elects to provide a First Offer Notice to Tenant as provided in Section 1.4.1. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.5.2                             Construction of First Offer Space. Tenant shall take the First Offer Space in its “as-is” condition (except as otherwise provided in the Economic Terms), and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with, and subject to, the provisions of Article 8 of this Lease.

1.5.3                             Lease of First Offer Space. If Tenant timely and properly exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 1.4. Tenant’s Share shall be increased to take into account the addition of any such First Offer Space to the Premises and Tenant’s parking passes shall be increased (based on 2/1,000 rentable square feet in the First Offer Space), and parking passes shall be issued for reserved and unreserved spaces in the same ratio as provided initially in Section 12 of the Summary. Tenant shall commence payment of rent for the First Offer Space and the Term of the First Offer Space shall commence one hundred twenty (120) days after the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall be as provided in the Economic Terms; provided, however that the term of Tenant’s leasing of any First Offer Space based on Tenant’s exercise of its right of first offer during the first twenty-nine (29) months of the Lease Term shall be coterminous with the Term of this Lease. The First Offer Space shall be delivered to Tenant broom clean, emptied of all furniture and personal property of any prior occupant and with all electrical, plumbing and mechanical systems in good working order.

1.5.4                     No Defaults. The rights contained in this Section 1.4 shall be personal to the Tenant originally named in this Lease (the “Original Tenant”) and any Affiliate Assignee (as defined in Section 14.7) and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee or sublessee of the Original Tenant’s interest (or Affiliate Assignee’s interest) in this Lease) if the Original Tenant or such Affiliate Assignee occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 1.4 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period.

1.5.5                     Remedy. In any action by Tenant for a breach by Landlord of its obligations under this Section 1.4 Landlord shall be liable for direct damages only (i.e., no consequential and punitive damages). Tenant may also seek a temporary restraining order, preliminary injunction, injunction, specific performance or other remedy, equitable or otherwise, aside from direct damages resulting from said breach by Landlord.

1.6                               Existing Tenant. Landlord and Tenant acknowledge and agree that the Premises is, as of the date hereof, leased and occupied by the Arizona Summit Law School, LLC (the “Existing Tenant”) pursuant to a lease by and between Landlord and Existing Tenant (“Summit Lease”).

1.7                               Offer of Lease. Landlord shall sign and deliver this Lease to Tenant within ten (10) calendar days after (i) Tenant submits an executed, mutually approved version of this Lease to Landlord and (ii) Landlord has received a lease amendment to the Summit Lease executed by Existing Tenant pursuant to which Existing Tenant agrees to vacate, surrender exclusive possession of the Premises covered in this Lease to Landlord when and as required by Landlord. If Landlord fails to sign and deliver this Lease to Tenant within such ten (10) calendar day period, then Tenant may thereafter withdraw the signed Lease delivered to Landlord and the offer to lease the Premises created thereby upon delivery of twenty four (24) hours written notice (“Withdrawal Notice”) to Landlord, whereupon the Lease previously delivered by Tenant to Landlord shall be null and void and of no further force or effect; Tenant shall not have the right to withdraw the signed Lease during such ten (10) day period (or such later period so long as Tenant has not delivered a Withdrawal Notice to Landlord).

ARTICLE 2

LEASE TERM, OPTION TERM AND TERMINATION OPTIONS

2.1                               Lease Term. The terms and provisions of this Lease shall be effective as of the Effective Date except for the provisions of this Lease relating to the payment of Rent (as defined in Section 3.1 below). The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary (subject, however, to the terms of the Tenant Work Letter) and shall commence on the applicable Lease Commencement date set forth in Section 7 of the Summary with respect to the applicable portion of the Premises. For purposes of this Lease, the term “Lease Commencement Date” shall have the same meaning as the term “Phase One Premises Lease Commencement Date”. The Lease Term shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the applicable portion of the Premises to Tenant on or before the applicable anticipated Phase One Premises Lease Commencement Date and/or Phase Two Premises Lease Commencement Date (as set forth in Section 7.3 of the Summary), then Tenant shall be entitled to receive an abatement of Base Rent, and Tenant’s Share of Direct Expenses equal to one (1) day for every one (1) day of delay beyond the Phase One Premises Lease Commencement Date or Phase Two Premises Lease Commencement Date, as applicable, provided that the delay is not caused by Force Majeure events or any delays caused by Tenant. In the event Landlord does not deliver possession of the applicable portion of the Premises to Tenant on or before that date which is sixty (60) days after the anticipated Phase One Premises Lease Commencement Date and/or the applicable anticipated Phase Two Premises Lease Commencement Date, then Tenant (in lieu of the day for day abatement provided above), shall be entitled to receive an abatement of Base Rent and Tenant’s Share of Direct Expenses equal to two (2) days for every one (1) day beyond such sixty (60) day period in Landlord’s delivery of the applicable portion of the Premises to Tenant (subject to extension due to Tenant Delays and Force Majeure delays). At any time during the Lease Term, Landlord may deliver to Tenant an amendment to this Lease confirming the applicable Lease Commencement Date and Lease Expiration Date, in the form as set forth in Exhibit C, attached hereto, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof. In the event that Landlord does not deliver such amendment to Tenant, the Phase One Premises Lease Commencement Date and the Phase Two Premises Lease Commencement Date shall be deemed to be the anticipated Phase One Premises Lease Commencement Date and the Phase Two Premises Lease Commencement Date set forth in Section 7.3 of the Summary. Failure of Tenant to execute and deliver such amendment shall constitute an acceptance of the Premises by Tenant as of the date set forth in the amendment signed by Landlord and such date shall, for all purposes of this Lease, be the Phase One Premises Lease Commencement Date and Phase Two Premises Lease Commencement Date (as applicable).

2.2                               Option Term. Landlord hereby grants to the Original Tenant, any Affiliate Assignee and any assignee approved by Landlord pursuant to Article 14 of this Lease, the number of options to extend the Lease Term for the period of months set forth in the Summary of Basic Lease Information (the “Option Term”), which option shall be exercisable only by written notice (“Option Notice”) delivered by Tenant to Landlord as provided in Section 2.2.2 below, provided that, as of the date of delivery of such notice and, at Landlord’s option, as of the last day of the initial Lease Term, Tenant is not in default under this Lease after expiration of applicable cure periods. The right contained in this Section 2.2 shall be personal to the Original Tenant, any Affiliate Assignee and any assignee approved by Landlord pursuant to Article 14 of this Lease and may only be exercised by the Original Tenant, such Affiliate Assignee or such approved assignee without regard to whether the Original Tenant, any Affiliate Assignee or any approved assignee is conducting business in the Premises.

2.2.1                             Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to ninety-five percent (95%) of the then prevailing fair market rent for the Premises as of the commencement date of the Option Term. The then prevailing fair market rent shall be the rental rate, including all escalations, at which new, non-renewal tenants, as of the commencement of the applicable Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in Comparable Buildings, taking into consideration only the following concessions: tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the cost of the existing improvements in the Premises, and based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant.

2.2.2                             Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, by Tenant delivering written notice (“Exercise Notice”) to Landlord on or before the date which is nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option. Failure of Tenant to deliver the Exercise Notice to Landlord on or before the date specified above shall be deemed to constitute Tenant’s failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be determined as provided below.

2.2.3                             Determination of Option Rent. In the event Tenant exercises its option to extend, Landlord and Tenant shall attempt to agree in good faith upon the Option Rent. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s delivery of the Exercise Notice (the “Outside Agreement Date”), each party shall make a separate determination of the Base Rent, within ten (10) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3(i) through (viii) below.

(i)                                     Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of office space in Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Base Rent is the closest to the actual fair market rent, as determined by the arbitrators, taking into account the requirements of this Section 2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.

(ii)                                          The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii)                                       The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Base Rent and shall notify Landlord and Tenant thereof.

(iv)                                      The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v)                                         If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi)                                      If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Base Rent to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.

(vii)                                   The cost of arbitration shall be paid by Landlord and Tenant equally.

(viii)                                In the event that the new monthly Base Rent is not established prior to end of the initial Term of this Lease, the monthly Base Rent immediately payable at the commencement of such Option Term shall be the monthly Base Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this Section 2.2, the parties shall settle any underpayment or overpayment on the next monthly Base Rent payment date falling not less than thirty (30) days after such determination.

2.3                               Contraction/Termination Options.

2.3.1                     Termination Options. Provided Tenant fully and completely satisfies each of the conditions set forth in this Section 2.3, Tenant shall have (i) the one-time option (“First Termination Option” to terminate Tenant’s lease of the fifteenth (15th) floor of the Building (or the lowest full floor leased by Tenant) effective as of the forty-eighth (48th) monthly anniversary of the Lease Commencement Date only (the “First Termination Option Termination Date”), (ii) the one-time option (“Second Termination Option”) to terminate Tenant’s lease of either or both of the two (2) lowest contiguous full floors leased by Tenant in the Building effective as of the sixty-sixth (66th) monthly anniversary of the Lease Commencement Date (the “Second Termination Option Termination Date”), and (iii) the one-time option (“Third

Termination Option”) to terminate this Lease (as to the entire Premises) effective as of the ninety-second (92nd) monthly anniversary of the Lease Commencement Date only (the “Third Termination Option Termination Date”). The First Termination Option Termination Date, the Second Termination Option Termination Date and the Third Termination Option Termination Date are collectively referred to herein as the “Termination Dates.” The applicable space leased by Tenant that is the subject of the applicable termination right may be referred to herein as the “Terminated Space.” The Termination Dates are subject to extension as provided in Section 1.4. above.

2.3.2                     Termination Exercise. In order to exercise any such Termination Option, Tenant must fully and completely satisfy each and every one of the following conditions: (i) Tenant must give Landlord written notice (“Termination Notice”) of its exercise of the Termination Option, which Termination Notice must be delivered to Landlord at least twelve (12) months prior to the applicable Termination Date, (ii) at the time of the Termination Notice, Tenant shall not be in default under this Lease after expiration of applicable cure periods, and (iii) concurrently with Tenant’s delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord the “Termination Consideration”. Within thirty (30) days after receipt of written request from Tenant, Landlord shall provide Tenant with Landlord’s factually correct determination of the Termination Consideration, with substantiation of each of the components, which calculation shall be based on the requirements of Section 2.3.3 below; each day of delay beyond such thirty (30) day period in Landlord providing such determination of the Termination Consideration shall extend the date Tenant is required to provide the Termination Notice to Landlord.

2.3.3                     Termination Consideration. As used herein, the “Termination Consideration” shall mean an amount equal to the sum of: (A) the unamortized portion of the brokerage commissions paid or incurred by Landlord in connection with this Lease pertaining to the applicable Terminated Space (including in connection with any First Offer Space leased by Tenant pursuant to Section 1.4 above); plus (B) the unamortized portion of the Tenant Improvement Allowance paid or provided by Landlord for the Terminated Space (and any allowance/improvement costs provided by Landlord to Tenant in connection with the First Offer Space leased by Tenant pursuant to Section 1.4 above); plus (C) the unamortized amount of the Abated Rent (as defined in Section 3.3 below) applicable to the portion of the Terminated Space; plus (D) an amount equal to two (2) months of Base Rent calculated at the rate of Thirty and 70/100 Dollars ($30.70) per rentable square foot (but calculated on a monthly basis) of the Terminated Space for Tenant’s first termination right (set forth in clause (i) above) and at the rate of Thirty-Two and 10/100 Dollars ($32.10) per rentable square foot (but calculated on a monthly basis) of the Terminated Space for Tenant’s second termination right (set forth in clause (ii) above) and at the rate of Thirty-Three and 50/100 Dollars ($33.50) per rentable square foot (but calculated on a monthly basis) of the Terminated Space for Tenant’s third termination right (set forth in clause (iii) above). The brokerage commissions, Tenant Improvement Allowance and Abated Rent with respect to the Terminated Space leased by Tenant shall all be amortized on a straight-line basis over the scheduled initial one hundred twenty-eight (128) month Lease Term, together with interest at the rate of seven percent (7%) per annum, and the unamortized portion thereof shall be determined based upon the unexpired portion of such initial one hundred twenty-eight (128) month Lease Term as of the applicable Termination Date. The unamortized portion of the costs of any abated rent, brokerage commissions and tenant improvement costs/allowance, if any, paid for or provided by Landlord to Tenant for any First Offer Space leased by Tenant pursuant to Section 1.4 shall be amortized on a straight-line basis over the scheduled initial term of the lease of the First Offer Space, together with interest at the rate of seven percent (7%) per annum, and the unamortized portion thereof shall be determined based upon the unexpired portion of such initial lease term for such First Offer Space as of the applicable Termination Date.

2.3.4                     General. If Tenant properly and timely exercises its termination options in this Section 2.3 in strict accordance with the terms hereof, this Lease (as it pertains to the applicable portion of the Terminated Space which is the subject of any such Termination Option) shall expire at midnight on the Termination Date, and Tenant shall be required to surrender the applicable portion of the Terminated Space to Landlord on or prior to the applicable Termination Date in accordance with the applicable provisions of this Lease. The termination rights set forth in this Section 2.3 is personal to the Original Tenant and any Affiliate Assignee may only be executed by the Original Tenant or such Affiliate Assignee without regard to whether Original Tenant or any Affiliate Assignee is conducting business in the Premises. Upon termination of this Lease (as it pertains to the applicable portion of the Terminated Space which is the subject of any such Termination option) pursuant to this Section 2.3, the parties shall be relieved of all further obligations under this Lease (as it pertains to the applicable portion of the Terminated Space which is the subject of any such Termination option) except for those obligations under this Lease which expressly survive the expiration or sooner termination of this Lease.

2.3.5                             Nullification of Termination Rights. Notwithstanding anything above to the contrary, in the event Tenant exercises any right of first offer at any time beyond the forty-eighth (48th) month anniversary of the Lease Commencement Date, then this Section 2.3 shall be null and void and of no further force or effect.

ARTICLE 3

BASE RENT

3.1                               Base Rent. Tenant shall pay, without notice or demand, to Landlord at the address specified in Section 8.1 of the Summary, or, at Landlord’s option, such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. If any rental payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month (such as during the last month of the Lease Term), the Rent for any fractional calendar month shall be the proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Landlord and Tenant hereby agree that it is their intent that all Base Rent, Additional Rent and other rent and charges payable to the Landlord under this Lease (hereinafter individually and collectively referred to as “Rent”) shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the Department of the U.S. Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, such Rent shall be adjusted in such manner as the Landlord may require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section 3 shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment. The parties agree to execute such further instrument as may reasonably be required by the Landlord in order to give effect to the foregoing provisions of this Section 3.

3.2                               Abated Rent for Phase One Premises. Notwithstanding anything to the contrary contained herein and so long as Tenant is not in default under this Lease (beyond all applicable notice and cure periods), Landlord hereby agrees (i) to abate Tenant’s obligation to pay Tenant’s monthly Base Rent for the Phase One Premises for the first (1st), second (2nd), third (3rd), ninety-seventh (97th) and ninety-eighth (98th) full months of the initial Lease Term (the “Abated Phase One Rent”), (ii) to provide a Base Rent discount during months four (4) to twenty-nine (29) of the Lease Term for the Phase One Premises equal to [***] (the “Discount Rent”). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Section 19.2 of this Lease that results in a termination of this Lease, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized amount of the Abated Phase One Rent that was abated under the provisions of this Section 3.2.

3.3                               Abated Rent for Phase Two Premises. Notwithstanding anything to the contrary and so long as Tenant is not in default under this Lease (beyond all applicable notice and cure periods), Landlord hereby agrees to abate Tenant’s obligation to pay Tenant’s monthly Base Rent for the first (1st) through fifteenth (15th), ninety-seventh (97th) and ninety-eighth (98th) full months of the initial Lease Term (collectively, the “Abated Phase Two Rent”). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Section 19.2 of this Lease that results in a termination of this Lease, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized amount of the Abated Phase Two Rent that was abated under the provisions of this Section 3.3.

ARTICLE 4

ADDITIONAL RENT

4.1                               Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.7 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1 of this Lease.

4.2                               Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.2                     “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3                     “Expense Year” shall mean each calendar year after the Base Year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires; provided, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of the Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4                     “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for: (i) all utilities costs (including all utilities supplied for the Building Complex (including, without limitation, water, sewer, electricity, telephone and HVAC), other than those utilities (if any) which are paid directly by Tenant and other tenants of the Building Complex for excess consumption and after-hours HVAC pursuant to Section 6.2 of this Lease or similar provisions in other tenant’s lease); (ii) the cost of janitorial service, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating, managing and complying with conservation measures in connection with the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and any elevator systems and all other Systems and Equipment (as defined in Section 4.2.8 below), and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (iii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses (which cost savings shall be passed on to Tenant and for any savings for periods for which Tenant was previously billed, an appropriate credit shall be issued to Tenant), and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iv) the cost of insurance carried by Landlord in connection with the Real Property, in such amounts as Landlord may reasonably determine, or as may be required by any mortgagees, or the lessor of any underlying or ground lease affecting the Real Property; (v) the cost of landscaping, relamping, supplies, tools, equipment (including equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof but in no event shall management fees exceed five percent (5%) of the annual gross revenues of the Project), consulting fees, legal fees and accounting fees, incurred in connection with the management, operation, administration, maintenance and repair of the Real Property; (vi) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vii) fees, charges and other costs of all contractors and consultants; (viii) payments under any equipment rental agreements or management agreements; (ix) wages, salaries and other compensation and benefits of all employees at or below the level of building manager (for example, maintenance employees, day porters) engaged in the operation, management, maintenance or security of the Real Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (x) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Real Property; (xi) amortization (including the Interest Rate (as defined below)) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (xii) the cost of rent for Landlord’s property management office for the Real Property and all utilities used in connection therewith; and (xiii) the cost of any capital alterations, capital additions, or capital improvements made to the Real Property or any portion thereof (A) which relate to the operation, repair, maintenance and replacement of all systems, equipment or facilities which serve the Real Property in the whole or in part (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas, and repairs to roofs and reroofing of improvements), (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, or (C) that are required under any new governmental law or regulation that is then being enforced by a federal, state or local governmental agency that is effective as to the Building after the Lease Commencement Date; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the “Interest Rate”) in effect at the time such expenditure is placed in service) over its useful life as determined by sound real estate accounting principles consistently applied. If the Building (and any additional buildings constructed in the Building Complex) are not ninety-five percent (95%) occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year (including the Base Year) as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had such building(s) been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, utility rate increases due to extraordinary circumstances, including, without limitation, conservation surcharges, boycotts, embargoes or other shortages, and costs relating to capital improvements or expenditures.

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include: (A) except as otherwise set forth above in this Section 4.2.4, interest on debt and amortization on mortgages; (B) ground lease payments; (C) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property; (D) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (E) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party; (F) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due; (G) costs arising from Landlord’s charitable or political contributions; (H)the cost or depreciation of the Building or any improvements thereon, including permit fees, license and inspection fees, and costs incurred in renovating, improving, decorating, painting or redecorating vacant tenant space or space of other tenants in the Building or broker’s commissions, (I) principal payments, interest, late fees or other financing charges relating to any financing of the Building or rents under a ground lease or any other underlying lease wherein Landlord is the lessee, (J) wages, salaries, fees and fringe benefits paid to home office executive personnel of Landlord (i.e., executives above the level of building manager and other office personnel but not the property manager, the assistant property manager and their staff), (K) any costs relating to the solicitation, execution and enforcement of leases of other tenant space in the Building, (L) the cost of any electrical current or other utility services furnished to any other leasable area (but not including common areas) of the Building (other than for HVAC services and water), (M) the cost of correcting defects in the original construction or defects in subsequent improvements of the Building, including costs of repairs or maintenance caused or necessitated by the negligence of Landlord, its agents, contractors or employees, (N) the cost (other than commercially reasonable deductibles) of any repair made by Landlord because of the total or partial destruction of the Building by fire or other casualty subsequent to the date of original construction, (O) any costs for which Landlord is reimbursed under warranty claims, insurance proceeds or condemnation awards, (P) any costs for which Landlord is reimbursed by tenants of the Building or third parties, (Q) advertising and promotional expenditures, (R) reserves for future expenditures or liabilities which would be incurred after the then-current accounting year, (S) the cost of (i) remediation of any toxic or hazardous substance or material from the land, buildings or improvements comprising the Building, other than commercially reasonable and customary maintenance of mechanical systems, or (ii) any environmental reports or studies relating thereto, (T) income, sales and use taxes, excess profit, estate, inheritance, successions, transfer taxes, recording and franchise taxes; (U) artwork for the Building or any of the Common Areas (other than cleaning expenses with respect thereto); and (v) Tax Expenses.

4.2.5                     “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes or charges, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building Complex), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property or Landlord’s interest therein.

4.2.5.1           Tax Expenses shall include, without limitation:

(i)                                     any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, including, without limitation, any governmental or private assessments or the contribution of the Building Complex towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(ii)                                  any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iii)                               any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(iv)                              any possessory taxes charged or levied in lieu of real estate taxes;

(v)                                 any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses; and

(vi)                              any rent taxes and sales taxes.

4.2.5.2           In no event shall Tax Expenses for any Expense Year be less than the component of Tax Expenses comprising a portion of the Base Year.

4.2.5.3           Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses: (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building Complex); and (ii) any items paid by Tenant under Section 4.4 of this Lease. In addition, for so long as the Government Property Lease Excise Tax (“GPLET”) remains in effect, then any tax benefits accruing to Landlord and the Building Complex on account of the GPLET shall continue to benefit the Building Complex. In the event the GPLET ends and the Building becomes subject to Tax Expenses as defined herein, the year in which the Tax Expenses are charged to the Building will be determined to be the “Tax Expenses Base Year.” Beginning on January 1st of the year following the Tax Expenses Base Year, and continuing for each Expense Year thereafter, Tenant shall pay as additional rent Tenant’s Share of the Tax Expenses which are in excess of the Tax Expenses applicable to the Tax Expenses Base Year.

4.2.5.4           Intentionally Deleted.

4.2.6                             Intentionally Deleted.

4.2.7                             “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building and multiplying the product by 100. Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Building Complex in the calculation of the total rentable square feet of the Building Complex, for purposes of determining the Building’s Share of Direct Expenses and/or the provision of various services and amenities thereto, including equitable allocation of Direct Expenses in Cost Pools (as described in Section 4.2.4 above); in such event, Tenant’s Share shall include such allocation of the Building’s Share of Direct Expenses in the calculation of Tenant’s Share. In addition, in the event either the rentable square feet of the Premises and/or the Building and other buildings in the Building Complex is changed, Tenant’s Share and/or the Building’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share and/or the Building’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share and/or the Building’s Share was in effect.

4.2.8                             “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Building Complex in whole or in part.

4.2.9                             Allocation of Building Complex Expenses to Tenants of the Building. Direct Expenses (i.e., Operating Expenses and Tax Expenses) are determined annually for the Building Complex as a whole. Direct Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of any other buildings in the Building Complex. The portion of Direct Expenses allocated to the tenants of the Building shall consist of (i) all Direct Expenses attributable solely to the Building and (ii) an equitable portion of Direct Expenses attributable to the Building Complex as a whole and not attributable solely to the Building or solely to any other building of the Building Complex.

4.3                               Calculation and Payment of Additional Rent.

4.3.1                     Calculation of Excess. For each Expense Year beginning after the Base Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, the amount by which Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of the Direct Expenses for the Base Year (Tenant’s Share of such excess amount is hereinafter referred to as the “Excess”).

4.3.2                     Statement of Actual Direct Expenses and Payment by Tenant. Within ninety (90) days following the end of each Expense Year (or as soon thereafter as reasonably possible but not to exceed one hundred fifty (150) days), Landlord shall give to Tenant a statement (the “Statement”), which shall indicate the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Statement, the full amount of any Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.3.3, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the Direct Expenses for the Expense Year in which this Lease terminates, taking into consideration that the Lease Expiration Date may have occurred prior to the final day of the applicable Expense Year, Tenant shall pay to Landlord within thirty (30) days after receipt of Landlord’s statement, an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease as Tenant’s Share of the Excess for such final Expense Year. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3                     Statement of Estimated Direct Expenses. Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Share of Direct Expenses for such then-current Expense Year, which shall be based upon the Estimate, to Tenant’s Share of Direct Expenses for the Base Year. The Estimate Statement may be revised and reissued by Landlord one (1) time each year if Landlord determines in good faith that Tenant’s Share of Direct Expenses shall have increased by more than three percent (3%) of the amount originally projected. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. Within thirty (30) days after receipt of such Estimate Statement, Tenant shall pay to Landlord an amount equal to a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid as Estimated Excess pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4                     Cap on Controllable Operating Expenses. Notwithstanding anything to the contrary contained in this Article 4, the aggregate Controllable Expenses (as hereinafter defined) included in Operating Expenses in any Expense Year after the 2018 Base Year shall not increase by more than five percent (5%) on an annual and compounded basis, over the actual aggregate Controllable Expenses included in Operating Expenses for any preceding Expense Year, but with no such limit on the amount of Controllable Expenses which may be included in the Operating Expenses incurred during the 2018 Base Year. For purposes of this Section 4.3.4, “Controllable Expenses” shall mean all Operating Expenses except: (i) costs of utilities; (ii) any and all assessments, including assessment districts and government-mandated charges with respect to the Building or Real Property, or any part thereof; (iii) insurance carried by Landlord with respect to the Real Property and/or the operation thereof; and (iv)costs of capital expenditures, including, without limitation, costs of capital improvements, capital alterations, and capital repairs. The provisions of this Section 4.3.4 do not apply to the Tax Expenses.

4.4                               Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after demand, for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, and other taxes which may be excluded under Section 4.2.5.3 whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1                             said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord and Tenant regardless of whether title to such improvements shall be vested in Tenant or Landlord; or

4.4.2                             Intentionally Deleted.

4.4.3                             said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5                               Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to two percent (2%) of the amount due plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the first of the month following the date they are due shall thereafter bear interest until paid at a rate equal to the Interest Rate set forth in Section 4.2.4 above.

4.6                               Audit Rights. Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s office during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses set forth in any Statement delivered by Landlord to Tenant for a particular Expense Year pursuant to Section 4.3.2 above; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses set forth in any such Statement, unless Tenant notifies Landlord of such inspection request, completes such inspection, and demands an audit as set forth below within eighteen (18) months immediately following Landlord’s delivery of the particular Statement in question (“Review Period”); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant’s exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Building Complex. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses set forth in the Statement, and after discussion with Landlord, an agreement on the results of Tenant’s audit is not reached by Landlord and Tenant, Tenant shall have the right, but not the obligation to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big

4” accounting firms selected by Landlord, which is not paid on a contingency basis. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by five percent (5%) or more of the total Operating Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto during the Review Period and to conduct and complete its inspection and have the Accountant conduct and complete the audit as described above promptly thereafter shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except to the extent disclosure is required in accordance with applicable law), and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES, HAZARDOUS MATERIALS AND EXCLUSIVE USE

5.1                               Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building Complex as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of Arizona, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building Complex (including laws pertaining to Hazardous Materials, as defined below). Tenant shall comply with the Rules and Regulations provided that Landlord enforces the Rules and Regulations as to all tenants of the Building Complex on a non-discriminatory basis. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building Complex. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property.

5.2                               Hazardous Materials.

5.2.1                     Prohibition on Use. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2.1.

5.2.2                     Indemnity. Tenant agrees to indemnify, defend (with legal counsel reasonably acceptable to Landlord), protect and hold Landlord and the Landlord Parties (as defined in Section 10.1 below) harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Real Property or any portion thereof, caused by Tenant, its assignees or subtenants and/or their respective agents, employees, contractors, licensees or invitees (collectively, “Tenant Affiliates”); provided, however, that Tenant’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Landlord. Landlord agrees to indemnify, defend (with legal counsel reasonably acceptable to Tenant), protect and hold Tenant and the Tenant Parties (as defined in Section 10.1 below) harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Real Property or any portion thereof, (i) caused by Landlord or its respective agents, employees, contractors, licensees or invitees (collectively, “Landlord Affiliates”), or(ii) as a result of Hazardous Materials existing in the Premises or the Real Property prior to the Commencement Date; provided, however, that Landlord’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Tenant.

5.2.3                     Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local laws or by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, exclusively, Tenant shall perform or cause to be performed the Remedial Work in compliance with such laws or order. All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineers, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

5.2.4                     Definition of Hazardous Materials. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Arizona or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, or (iii) asbestos.

5.3                               Exclusive Use. During the Lease Term and so long as no Event of Default exists under the Lease (beyond applicable notice and cure periods) and Original Tenant or any Affiliate Assignee is leasing the Premises then leased by Tenant hereunder (and Original Tenant or any Affiliate Assignee is conducting business in all or any portion of the Premises) as a residential real estate mortgage lender and/or residential real estate mortgage broker and/or title company, Landlord shall not enter into a direct lease for space in the Building Complex with a “Competitor” of Tenant (as defined below). For purposes hereof, the term “Competitor” shall mean the following eight (8) entities: (i) Wells Fargo & Company, NA; (ii) Chase, NJ, (iii) Bank of America Home Loans, NC; (iv) LoanDepot.com, CA; (v) Freedom Mortgage, NJ; (vi) VIP Mortgage; (vii) Academy Mortgage; and (vii) Movement Mortgage as well as any entity whose primary use (and primary use of space in the Building Complex) is that of a title company (collectively, “Competitor”); provided, however, that the foregoing leasing restriction to a Competitor shall not prohibit or otherwise limit any existing tenants from subleasing their premises or assigning their lease to a Competitor; provided, however, that if Landlord has the express right to disapprove such sublease or assignment pursuant to the terms of any such existing tenant lease, then Landlord will, in such instances, use commercially reasonable efforts to disapprove the same. The term “Competitor” shall not include any affiliates or subsidiaries of any such Competitors. In addition to not entering into any direct lease with a Competitor, Landlord shall not consent to any sublease or assignment of a lease by another future tenant in the Building Complex to a Competitor but only if Landlord has the express right to withhold consent pursuant to the term of such lease (where such sublease or assignment is subject to Landlord’s consent). In the event that, after the date hereof, Landlord enters into a direct lease with a Competitor then Tenant shall have the right to exercise all of its rights and remedies against Landlord, at law and/or in equity. In addition, if Tenant provides Landlord with written notice that Landlord has entered into a lease with a Competitor (but not including a title company) and such breach is not cured by Landlord then, for the first sixty (60) days after the date of Tenant’s written notice that such breach continues, Tenant shall be entitled to a Base Rent credit equal to [***] per calendar month and for the next succeeding ninety (90) days, Tenant shall be entitled to a Base Rent credit equal to [***] per calendar month (in lieu of the prior Base Rent Credit) and after such one hundred fifty (150) day period, Tenant shall be entitled (in lieu of the prior Base Rent Credit) to a Base Rent credit equal to [***] per calendar month, all prorated for partial months; such Base Rent credit shall only apply (if at all) in the event Landlord enters into a direct lease with a Competitor that is not a title company and only if Original Tenant or any Affiliate Assignee is actually conducting business in all or any portion of the Premises as a residential real estate mortgage lender and/or residential real estate mortgage broker. Notwithstanding anything above to the contrary, Landlord shall have the right to lease space in the Building to (i) any Competitor so long as such Competitor’s primary use of such space is not that of a residential mortgage lender, (ii) any bank or other financial institution that is not a Competitor and (iii) any bank on the first (1st) floor of the Building (even if they are a Competitor). The list of eight (8) Competitors set forth above is subject to update by Tenant providing written notice to Landlord on or before December 31 of each calendar year and any such updated list of Competitors shall apply for the following calendar year and shall remain in effect for such following calendar year and subsequent calendar year(s) until and unless Tenant provides an updated list to Landlord Any such updated list shall be memorialized in a lease amendment to be executed by Landlord and Tenant. For purposes of clarification, any updated list provided by Tenant during any calendar year shall only apply to the following calendar year and shall not apply to the calendar year in which Tenant submitted such updated list. In no event shall any updated Competitor list (i) apply retroactively to leases entered into by Landlord with entities that were not Competitors at the time Landlord entered into such leases or (ii) include more than eight (8) Competitors. In no event shall the Base Rent credit apply to any lease by Landlord to a Competitor which is a title company.

ARTICLE 6

SERVICES AND UTILITIES

6.1                               Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, twenty four (24) hours per day, seven (7) days per week and three hundred sixty five (365) days each year, unless otherwise stated below and except as otherwise provided in this Lease with respect to Force Majeure events.

6.1.1                             Landlord shall provide heating, ventilation and air conditioning (“HVAC”) for normal comfort for normal office use in the Premises. for

6.1.2                             Landlord shall provide adequate electrical wiring and facilities for normal general office use as reasonably determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                             Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4                             Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises. The specifications for the janitorial services which Landlord shall provide are set forth in Exhibit G attached hereto.

6.1.5                             Landlord shall provide nonexclusive automatic elevator service at all times.

6.2                               Utilities. Tenant shall pay for all heat, light, power, telephone, internet service, cable television, and other telecommunications supplied to the Premises, together with any fees, surcharges and taxes thereon. If Landlord provides any such utility services to the Premises, Tenant shall be billed at the primary rate for all such services without any mark-up or additional fees. Landlord agrees to provide, at

Landlord’s sole cost and expense but as a deduction from the Tenant Improvement Allowance, any utility meters of the type required for such services in the capacities required for Tenant’s use of the Premises. If any such utility is not separately metered or submetered to Tenant, Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and Landlord shall pay the cost of purchasing, installing and monitoring such metering equipment but as a deduction from the Tenant Improvement Allowance.

6.3                               Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may adversely affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, then Tenant, at Tenant’s sole cost, shall pay for the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices.

6.4                               Interruption of Use. Except as otherwise provided in Section 6.7 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or

6.5                               Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within thirty (30) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.6                               Tenant’s Separate Security System. Tenant shall be entitled to install, at Tenant’s sole cost and expense, a separate security system for the Premises as an Alteration or as a part of the Improvements; provided, however, that the plans and specifications for any such system shall be subject to Landlord’s reasonable approval, and any such system must be compatible with the existing systems of the Project, Tenant’s obligation to indemnify, defend and hold Landlord harmless as provided in, and subject to, Article 10 below shall also apply to Tenant’s use and operation of any such system, and the installation of such system shall otherwise be subject to the terms and conditions of Article 8. Tenant’s security system may be connected to the Rock Security Command Center in Detroit, Michigan. At Landlord’s option, upon the expiration or earlier termination of this Lease, Tenant shall remove such security system and repair any damage to the Premises resulting from such removal. Tenant shall at all times provide Landlord with a contact person who can disarm the security system and who is familiar with the functions of the alarm system in the event of a malfunction, and Tenant shall provide Landlord with the alarm codes or other necessary information required to disarm the alarm system in the event Landlord must enter the Premises.

6.7                               Abatement of Rent When Tenant is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for three (3) consecutive business days (the “Eligibility Period”) as a result of (i) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date and required to be performed by Landlord under this Lease or permitted pursuant to Section 24.27 below, or (ii) any failure by Landlord to provide to the Premises any of the facilities for essential utilities and services required to be provided in Section 6.1.1 above, or (iii) any failure by Landlord to provide access to the Premises, then Tenant’s obligation to pay Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in clauses (i), (ii) or (iii) of this sentence is caused by Landlord’s gross negligence or willful misconduct. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.

ARTICLE 7

REPAIRS

7.1                               Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including an amount equal to three percent (3%) of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Tenant’s obligations under this Section 7.1 shall not apply to conditions requiring repair or replacement due to any act, neglect, fault or omission of any duty by Landlord, its agents, contractors, employees, licensees or invitees, and Landlord shall pay to Tenant the actual, documented and reasonable cost of such repairs and replacements.

7.2                               Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, life safety and electrical systems serving the Building and not located in the Premises; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or Building Complex or in or to fixtures, appurtenances and equipment therein but Landlord shall take reasonable measures not to interfere with Tenant’s business. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions to the Premises or to the Building Complex or to any equipment located in the Building Complex as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under any law, statute, or ordinance now or hereafter in effect.

7.3                               Tenant’s Right to Make Repairs. Notwithstanding any provision set forth in this Article 7 to the contrary, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord under the express terms and provisions of this Lease with respect to repair and/or maintenance of the Premises only (and not any other portion of the Building), and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in no event earlier than thirty (30) days after Landlord’s receipt of such notice, then Tenant may proceed to take the required action and shall be entitled to prompt reimbursement by Landlord of Tenant’s actual reasonable costs in taking such action. However, if the work so performed by Tenant pertains to items that would otherwise be includable under Operating Expenses pursuant to Article 4 above, then Landlord may include the amount of such reimbursement in Operating Expenses. In the event Tenant takes such action, and such work will affect the Building systems or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such Building systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings and who is reasonably approved by Landlord in writing within two (2) business days after notification is delivered to Landlord. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Base Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends is not excessive), then Tenant shall not be entitled to such deduction from rent, but as Tenant’s sole remedy, Tenant may proceed to claim a default by Landlord under this Lease.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations. Except as hereinafter provided, Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord where any such Alterations (i) may materially, adversely affect the structural components of the Building, or the Building’s mechanical, electrical, heating, ventilating, air-conditioning, or life safety systems or the Systems and Equipment, or (ii) are visible from outside the Premises. Notwithstanding the foregoing, Tenant may make cosmetic changes to the Premises, (including, but not limited to adjusting work stations and walls) not requiring any structural or other substantial modifications to the Premises, nor requiring a building permit, upon thirty (30) days prior written notice to Landlord. Additionally, Landlord’s consent shall not be required with respect to any non-structural interior alterations, additions or improvements to the Premises. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit D, and not the terms of this Article 8.

8.2                               Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, when required, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Landlord may also, with respect to any work affecting the structural components of the Building or Systems and Equipment, specify contractors to perform such work. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable statutes, ordinances, rules and regulations of any federal, state, county or municipal code or ordinance, including, without limitation, Title III of the Americans With Disabilities Act (“ADA”), and pursuant to a valid building permit, issued by the City of Phoenix in conformance with Landlord’s construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Building Complex or the common areas by any other tenant of the Building Complex, and as not to obstruct the business of Landlord or other tenants in the Building Complex, or interfere with the labor force working in the Building Complex. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Upon completion of any Alterations, Tenant shall (i) cause a timely Notice of Completion to be recorded in the office of the Recorder of Maricopa County in accordance with applicable Arizona law, (ii) deliver to the Building Complex management office a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3                               Payment for Alterations. If Tenant orders any Alterations or repair work directly from Landlord, Tenant shall pay to Landlord, within thirty (30) days after demand, all charges for such work, including five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.

8.4                               Landlord’s Property. All Alterations, improvements and fixtures which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record which removal may be accomplished by posting a bond pursuant to applicable law. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring twenty (20) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INSURANCE

10.1                        Indemnification and Waiver. Tenant hereby assumes risk of damage to property and injury to persons in, on or about the Premises resulting from Tenant’s negligence or willful misconduct, and agrees that, to the extent not prohibited by law, Landlord, its members, directors, partners and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors (collectively, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, cause of action, claims and liability, including without limitation court costs and reasonable attorneys’ fees (collectively “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Real Property, provided that the terms of the foregoing indemnity shall not apply to any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties and not insured (or required to be insured) by Tenant under this Lease; provided, however, that Tenant’s indemnity shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Landlord. Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease. Landlord shall indemnify, defend, protect and hold harmless Tenant, its members, directors, partners and subpartners, and their respective officers, directors, shareholders, agents, employees and independent contractors (collectively, the “Tenant Parties”) from and against any and all Claims incurred in connection with or arising from any cause in, on or about the Common Area or the Building, and/or the gross negligence of Landlord or of any person claiming by, through or under Landlord, or of the contractors, agents, employees, licensees or invitees of Landlord or any such person in, on or about the Real Property, provided that the terms of the foregoing indemnity shall not apply to any Claims to the extent resulting from the negligence or willful misconduct of Tenant or the Tenant’s Parties and not insured (or required to be insured) by Tenant under this Lease; provided, however, that Landlord’s indemnity obligations shall not extend to loss of business, loss of profits, or other consequential damages which may be suffered by Tenant. Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

10.2                        Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3                        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date (the “Insurance Start Date”) which is the earlier of (i) Tenant’s entry into the Premises to perform any work therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term:

10.3.1                      Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $5,000,000 each occurrence and $5,000,000 annual aggregate, and (ii) Personal Injury Liability - $5,000,000 each occurrence and $5,000,000 annual aggregate.

10.3.2                      Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all Alterations and other improvements and additions in and to the Premises whether owned by Landlord or Tenant pursuant to this Lease. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the guaranteed replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3                      Business interruption, loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.3.4                      The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, Parallel Capital Partners, Inc., and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Arizona; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver certificates evidencing Tenant’s insurance to Landlord on or before the Insurance Start Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the costs of it shall be paid to Landlord as Additional Rent within thirty (30) days after delivery to Tenant of bills therefor.

Notwithstanding anything to the contrary contained herein, the Original Tenant and any Affiliate Assignee (and not any other assignee, subtenant or other transferee) may, subject to the provisions hereof, fulfill its insurance obligations under Section 10.3.3 above by self-insurance. Any self-insurance so maintained by Tenant shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 10, including, without limitation, a deemed waiver of subrogation; consequently, Landlord shall be treated, for all purposes, as if Tenant had actually purchased such insurance from a third party. If Tenant elects to so self-insure, then with respect to any claims which may result from incidents occurring during the Lease Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required hereunder would survive.

10.4                        Waiver of Subrogation. Landlord and Tenant each agrees to have its respective insurance company issuing property damage, loss of income and/or rental interruption and extra expense insurance waive any rights of subrogation that such company may have against the other party. Each party hereby waives any right that it may have against the other party on account of any loss or damage to its property. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by that party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

10.5                        Landlord’s Insurance. During the Lease Term, Landlord shall maintain property insurance covering the Building Complex (excluding the property which Tenant is obligated to insure pursuant to the terms hereof). Such policy shall provide protection against “all risk of physical loss”. Landlord shall also maintain commercial general liability and property damage insurance with respect to the operation of the Building Complex. Such insurance shall be in such amounts and with such deductibles as Landlord reasonably deems appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as Landlord or Landlord’s mortgagees or deed of trust beneficiaries may determine prudent. Tenant shall be liable for the payment of all premiums for such insurance. Notwithstanding any contribution by Tenant to the cost of insurance as provided in this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies maintained by Landlord and will not be named as an additional insured thereunder.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises or any common areas of the Building Complex serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises to the condition in which it was delivered to Tenant originally at the beginning of this Lease and such common areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building Complex (or any portion thereof) or any other modifications to the common areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord of the completion of Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2                        Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and/or any other portion of the Building Complex and instead terminate this Lease (provided that the leases of all other tenants in the Building which are similarly situated are also terminated) by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building Complex shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days from the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises, the Building or any portion of the Building Complex is destroyed or damaged to any substantial extent during the last eighteen (18) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, however, Landlord’s rights under this sentence shall be deemed waived if Tenant shall exercise the next available renewal option. Upon such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage (subject to any abatement as provided in Section 11.1 above), and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of this Lease Term.

11.3                        Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Real Property, and any statute or regulation of the State of Arizona with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Real Property.

ARTICLE 12

CONDEMNATION

12.1                        Permanent Taking. If ten percent (10%) or more of the Premises or Building Complex shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord and Tenant shall each have the option to terminate this Lease upon ninety (90) days’ notice to Tenant, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses and any other awards and expenses to which Tenant may be entitled under law. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent shall be proportionately abated.

12.2                        Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of thirty (30) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Building Complex Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                        Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 14.3, below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent, when such consent is required, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under Section 19.1.2 of this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed Two Thousand Dollars ($2,000.00) in 2017 dollars.

14.2                        Landlord’s Consent. Subject to Landlord’s rights in Section 14.4 below, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1                      The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building Complex;

14.2.2                      The Transferee’s intended use of the Subject Space is not permitted under this Lease;

14.2.3                      The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space than is allowed under applicable laws;

14.2.4                      The Transferee is a governmental entity or agency;

14.2.5                      The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6                      The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building Complex a right to cancel its lease; or

14.2.7                      Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building Complex at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building Complex at such time.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provisions of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article, Tenant’s and such Transferee’s only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or terminate this Lease.

14.3                        Transfer Premium.

14.3.1              Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer which is in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer and (iii) Tenant’s legal fees (collectively, the “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer.

14.3.2              Payment of Transfer Premiums. The Transfer Premium shall be paid to Landlord promptly upon receipt of any portion of the Transfer Premium from the Transferee. For purposes of calculating the Transfer Premium, Tenant’s Subleasing Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.

14.3.3              Calculations of Rent. In the calculation of the Rent, as it relates to the Transfer Premium calculated under Section 14.3.1 above, the Rent paid during each annual period for the Subject Space by Tenant, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4                        Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event of an assignment of this Lease to anyone other than an Affiliate of Tenant, Landlord shall have the option, by giving written notice (“Recapture Notice”) to Tenant within thirty (30) days after receipt of any Transfer Notice, to terminate this Lease and recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease. Notwithstanding anything above to the contrary, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) days after Tenant’s receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Transfer. Tenant’s failure to so notify Landlord in writing within said ten (10) day period shall be deemed to constitute Tenant’s election to allow the Recapture Notice to be effective.

14.5                        Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to the calculation of any Transfer Premium, and shall have the right to make copies thereof.

14.6                        Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period and a change in control, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period and a change in control, or (C)the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7                        Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary (including any subsidiary of a subsidiary) of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated, or (v) any entity in which Tenant or an affiliate of Tenant or any beneficial owner of Tenant or its parent or subsidiaries has any interest or is an officer, director, shareholder, partner, member or manager or at any other level (all such persons or entities described in (i), (ii), (iii) (iv) and (v) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 14, and thus shall not be subject to Landlord’s consent under Section 14.1 or any other Lease provision, provided that:

14.7.1              Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

14.7.2              the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;

14.7.3              any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the Subject Space which is the subject of such Transfer (other than the amount of Base Rent payable by Tenant with respect to a sublease); and

14.7.4              Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

An Affiliate that is an assignee of Original Tenant’s entire interest in this Lease may be referred to as an “Affiliate Assignee”.

ARTICLE 15

SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord or the Lease Expiration Date has occurred. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease (unless the Lease Expiration Date has occurred), whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2                        Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder and damage due to casualties excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Upon such expiration or termination Tenant shall, without expense to Landlord remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, any telecommunications lines and cabling installed by or at the request of Tenant, free standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises and such similar articles of any other persons claiming under Tenant, as Landlord may in its sole discretion require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3                        Removal of Tenant’s Property by Landlord. Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within five (5) business days after a termination by reason of Tenant’s default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with applicable Arizona law.

15.4                        Landlord’s Actions on Premises. Tenant hereby waives, and releases Landlord from, all claims for damages or other liability in connection with Landlord’s or its agents’ or representatives’ lawfully reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises within ten (10) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord resulting from such failure to surrender; provided, however, that in no event shall Tenant’s indemnity obligation extend to consequential, punitive, exemplary or special damages, or any damages which are not proximately caused by Tenant’s failure to timely surrender the Premises.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within fifteen (15) days following a request in writing by Landlord, when required for the finance, refinance or prospective sale of the Building, Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other reasonably similar form as may be required by any prospective mortgagee or purchaser of the Building Complex or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information which is customarily contained in estoppel certificates and reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. During the Lease Term, when required for the finance, refinance or prospective sale of the Building, Landlord may require Tenant to provide Landlord with financial information in accordance with Section 25.34 hereof (including making Tenant’s CFO available as provided in Section 25.34). Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a default of the provisions of this Lease subject to the applicable notice and cure periods provided in Section 19.1.2..

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all easement agreements and covenants, conditions and restrictions recorded against the land underlying the Building Complex, and, subject to the provisions in the immediately following sentence, to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto; provided, however, that Tenant’s agreement to subordinate this Lease to any future mortgage is conditioned on the holder of such interest entering into a commercially reasonable non-disturbance agreement with Tenant. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within thirty (30) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases on the terms as set forth above. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord shall, on or before the Lease Commencement Date, obtain from the current lender holding a lien on the Real Property as of the date hereof, an SNDA in favor of Tenant with respect to this Lease, in the form attached hereto as Exhibit F.

ARTICLE 19

DEFAULTS; REMEDIES

19.1                        Tenant Defaults. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, and such failure continues for more than ten (10) days after written notice thereof from Landlord; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable Arizona law; or

19.1.2              Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable Arizona law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; or

19.1.3              Abandonment or vacation of the Premises by Tenant coupled with the failure to pay Rent; or

19.1.4              Intentionally Deleted.

19.1.5              To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.6              The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof.

19.2                        Remedies Upon Default. Upon the occurrence of such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, lawfully enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                                       The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                                      Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)                                         At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.2.4 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1 (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2              Terminate Tenant’s right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. In such event, this Lease continues in full force and effect (except for Tenant’s right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord shall use commercially reasonable efforts to mitigate its damages but Landlord shall not be required to favor the Premises, if there is other vacant comparable space in the Building. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may deem such property abandoned and cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Upon such re-entry, Landlord is not obligated to, but may relet all or any part of the Premises to a third party or parties for Tenant’s account. Tenant is immediately liable to Landlord for all Costs of Re-Letting (as defined below) and must pay Landlord the same within thirty (30) days after Landlord’s notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Lease Term. If Landlord relets all or any part of the Premises, Tenant remains obligated to pay all Rent when due under this Lease; provided that Landlord will, on a monthly basis, credit any Net Re-Letting Proceeds (as defined below) received for the current month against Tenant’s Rent obligation for the next succeeding month. If the Net Re-Letting Proceeds received for any month exceeds Tenant’s Rent obligation for the succeeding month, Landlord may retain the surplus.

As used herein, “Net Re-Letting Proceeds” shall mean the total amount of rent and other consideration paid by any Replacement Tenants (as defined below), less all Costs of Re-Letting, during a given period of time. “Costs of Re-Letting” shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, standard market rate, brokerage commissions, advertising costs, reasonable attorneys’ fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants which are consistent with then current standard market conditions. “Replacement Tenants” shall mean any individual, trust, partnership, company, joint venture, association, corporation, or any other entity to whom Landlord relets the Premises or any portion thereof pursuant to this Section 19.2.2.

Landlord shall have all available remedies provided to Landlord as lessor under this Lease in accordance with applicable Arizona law.

19.2.3              Landlord may continue the Lease in effect and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.4              Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes), all at Tenant’s expense, without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3                        Payment by Tenant. Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and reasonable obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all reasonable expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4                        Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, following any such default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5                        Intentionally Deleted.

19.6                        Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.7                        Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19.8                        Landlord’s Default.

19.8.1              Landlord shall not be deemed in default under the terms of this Lease unless (i) Landlord shall fail to pay any amount payable hereunder when and as such sum becomes due and payable and such failure shall continue for more than thirty (30) days after written notice thereof from Tenant or (ii) Landlord shall fail to perform its obligations under this Lease for more than thirty (30) days after written notice of such default shall have been received by Landlord, provided that if the curing of such default reasonably requires in excess of thirty (30) days, Landlord shall not be deemed in default hereunder if it shall commence to cure such default within such thirty (30) day period and thereafter diligently prosecutes such cure, then Tenant shall have its rights and remedies provided at law and in equity and pursuant to the provisions of this Lease.

19.8.2              Tenant agrees to give any mortgagee by registered mail, a copy of any notice of default served upon Landlord, provided that before sending such notice, Tenant has been notified in writing of the address of the mortgagee. Tenant further agrees, except in the event of an emergency, that if Landlord fails to cure any default within the time provided in this Lease, the mortgagee shall have an additional thirty (30) days within which to cure the default, and if the default cannot be cured within thirty (30) days, then such reasonable additional time as may be necessary to cure the default will be granted if within the initial thirty (30) day period, the mortgagee has commenced and is diligently pursuing its remedies necessary to cure the default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event, the Lease shall not be terminated while such remedies are being so diligently pursued.

19.8.3              The provisions of this Section 19.8 shall survive the expiration or termination of this Lease.

19.8.4              Waiver of Default. No waiver by Tenant of any violation or breach by Landlord of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Landlord of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Tenant in enforcement of one or more of the remedies herein provided upon a default by Landlord shall not be deemed or construed to constitute a waiver of such default.

ARTICLE 20

INTENTIONALLY OMITTED

ARTICLE 21

SIGNS

21.1                        Full Floor Tenants. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building Complex, if the Premises or any portion thereof comprise an entire floor of the Building, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

21.2                        Intentionally Deleted.

21.3                        Exterior Signs. Subject to the approval of all applicable governmental and quasi-governmental entities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Real Property, Landlord hereby grants Tenant (i) the exclusive right to have Building top exterior identification signs containing the name “Quicken Loans” on two (2) facades of the Building, the choice of which facades shall be mutually acceptable to Landlord and Tenant (the “Building Signs”), (ii)the non-exclusive right to have one (1) eyebrow sign containing the name “Quicken Loans” on the rotunda portion of the Building facing southeast (the “Eyebrow Sign”) and (iii) the non-exclusive right to have one (1) exterior sign above the entrance to the west parking garage containing the name “Quicken Loans” (collectively, the “Exterior Signs”). Landlord will provide reasonable assistance to Tenant by signing (if necessary) and supporting Tenant’s application to the governmental agencies to obtain approval for its signage. For the sake of clarity, the Building top signage referred to in subsection (i) above shall be the only signs permitted at the top of the Building regardless of whether additional top of Building façade signs are permitted by applicable law. The design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of Tenant’s Exterior Signs shall be (i) consistent with the quality and appearance of the Building Complex, (ii) subject to the approval of all applicable governmental and quasi-governmental authorities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Real Property, and (iii) subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed). Landlord shall install Tenant’s Exterior Signs at Tenant’s sole cost and expense. In addition, Tenant shall be responsible for all other costs attributable to the fabrication, insurance, lighting (if applicable), maintenance, repair and removal of Tenant’s Exterior Signs. The signage rights granted to Tenant under this Section 21.3 are personal to the Original Tenant, any Affiliate Assignee and, subject to the terms hereof, any assignee approved by Landlord pursuant to Article 14 of this Lease, may not be exercised or used by or assigned to any other person or entity. Upon the expiration or sooner termination of this Lease, or upon the earlier termination of Tenant’s signage rights under this Section 21.3, Landlord shall have the right to permanently remove Tenant’s Exterior Signs from the Building and/or the Building Complex and to repair all damage to the Building and/or the Building Complex resulting from such removal and restore the affected area to its original condition existing prior to the installation of such Exterior Signs, and Tenant shall reimburse Landlord for the costs thereof. Landlord hereby approves all of Tenant’s Exterior Signs and the related specifications of every such sign as contained in Exhibit H attached hereto; provided, however, that the west parking garage signage shall be subject to modification in order to accommodate the signage rights of the Existing Tenant in such location. Notwithstanding anything above to the contrary, any assignee’s rights to the Exterior Signs is conditions on (i) such assignee being engaged in a business that is consistent with the first-class nature of the Building Complex and (ii) such assignee’s name not being an Objectionable Name. The term “Objectionable Name” shall mean any name that (i) relates to an entity that is of a character or reputation, or is associated with a political orientation or faction that is materially inconsistent with the quality of the Building Complex, or which would otherwise reasonably offend a landlord of a building comparable to the Building Complex, taking into consideration the level and visibility of Tenant’s signage, or (ii) conflicts with any covenants in other leases of space in the Building Complex.

21.4                        Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property except as provided in Section 21.3. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

21.5                        Building Directory. Tenant shall, at Landlord’s expense, be entitled to display Tenant’s name and suite number on the Building directory in a manner consistent with the largest tenant display on such directory board..

ARTICLE 22

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Premises and all laws, statutes, codes, rules and regulations (including those pertaining to Hazardous Materials) now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of the ADA (collectively “Applicable Laws”) as it pertains to the condition, use, occupancy, improvement and alteration (including unforeseen and/or extraordinary alterations or improvements, and regardless of the period of time remaining in the Lease Term) of the Premises, other than the making of structural changes to the Building (collectively, the “Excluded Changes”). At all times during the Lease Term, Landlord shall insure that the Building and the Common Areas comply with all Applicable Laws. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Landlord and Tenant agree to comply promptly with such standards or regulations and each party shall be required to pay the cost thereof for which it is otherwise responsible (and Landlord shall not include any such costs of compliance in Operating Expenses unless allowed under Section 4.2 of this Lease). In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take reasonable action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 23

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than forty-eight (48) hours prior written notice to Tenant (except no such prior notice shall be required in emergencies) to enter the Premises to: (i) inspect them (provided that entry for this purpose shall be limited to once in a three (3) month period); (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 23, Landlord may enter the Premises at any time, without notice to Tenant, to (A) perform janitorial and other services required of Landlord, (B) take possession due to any breach of this Lease in the manner provided herein and after a judgment of possession is received in any required construction; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Except for damages or injuries caused by the gross negligence or willful misconduct of Landlord, its employees, agents and contractors, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s entry into the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 24

TENANT PARKING

Tenant shall be entitled to use throughout the Lease Term the number of reserved and unreserved parking passes set forth in Section 12 of the Summary, in a location in the Building Complex Parking Area as designated in Section 12 of the Summary. Tenant shall pay to Landlord for the use of such parking passes, on a monthly basis, the prevailing rate charged from time to time by Landlord or Landlord’s parking operator for parking passes in the Building Complex Parking Area where such parking passes are located. As of the date hereof, the prevailing rate for unreserved parking passes is Ninety Dollars ($90.00) per pass per month and the rate for reserved parking passes is One Hundred Ten Dollars ($110.00) per pass per month (subject, however, to increase from time to time during the Term to Landlord’s then-prevailing rate); provided, however, that Landlord agrees to not increase Landlord’s prevailing parking rate payable by Tenant for the first sixty (60) months of the Lease Term and in no event shall the parking rates payable by Tenant increase, on an annual and cumulative basis, more than three percent (3%) over the parking rates charged by Landlord for the prior calendar year. Notwithstanding the foregoing, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord agrees to abate Tenant’s parking charges for the first twelve (12) full calendar months of the Lease Term. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Complex Parking Area provided that Landlord shall enforce such rules and regulations uniformly as to all users of the Building Complex Parking Area. In addition, Landlord may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Building Complex Parking Area, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Building Complex Parking Area, or temporarily relocate Tenant’s parking spaces to other parking structures and/or surface parking areas within a reasonable distance from the Building Complex Parking Area, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking rates charged by Landlord for Tenant’s parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Tenant’s receipt of the invoice from Landlord. The parking passes provided to Tenant pursuant to this Article 24 are provided solely for use by Tenant’s own personnel (and the personnel of any Affiliate Assignee) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior written approval (except to any Affiliate Assignee). Notwithstanding anything to the contrary contained in this Section or elsewhere in the Lease, the following terms and conditions shall apply to the Tenant parking set forth herein: (i) Tenant shall always have available for its use two (2) parking spaces per 1,000 rentable square feet of space in the Building occupied by Tenant which shall include any additional Space acquired by Tenant’s exercise of its rights under Section 1.4 hereof; (ii) if Tenant increases the size of the Premises by any First Offer Space, three (3%) percent of all new parking spaces shall be set aside as reserved parking spaces; (iii) all parking spaces which are reserved spaces for Tenant’s use in the Building Complex Parking Area shall be designated parking spaces for Tenant’s exclusive use; (iv) Tenant may, upon thirty (30) days prior written notice to Landlord convert any reserved parking spaces to unreserved parking spaces; (v) Tenant shall have access to the Building Complex Parking Area and its parking spaces twenty four (24) hours per day, seven (7) days per week and three hundred sixty five (365) days each year, subject, however, to the aforementioned rights of Landlord to temporarily restrict access thereto for maintenance and repair and subject to Force Majeure events; (vi) the reserved spaces designated for Tenant are identified on Exhibit I attached hereto and shall be designated with signs reading “For Expectant Mothers”.

ARTICLE 25

MISCELLANEOUS PROVISIONS

25.1                        Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

25.2                        No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the

Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

25.3                        Recording Short Form of Lease. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

25.4                        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of any pre-paid Rent, Landlord shall automatically be released from all liability under this Lease from and after the date of transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. Landlord (or such transferee) shall provide Tenant with notice of such transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

25.5                        Prohibition Against Recording. Except as provided in Section 25.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

25.6                        Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

25.7                        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

25.8                        Time of Essence. Time is of the essence of this Lease and each of its provisions.

25.9                        Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

25.10                 Landlord and Tenant Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building Complex, rents, other income, insurance proceeds and condemnation proceeds, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. It is also expressly understood and agreed that notwithstanding anything in this Lease or under Applicable Law to the contrary, the Tenant Parties (other than Tenant) shall have no responsibility under this Lease and Landlord shall not have any recourse against such Tenant Parties (other than Tenant) for obligations under this Lease.

25.11                 Intentionally Omitted.

25.12                 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

25.13                 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building Complex as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building Complex. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building Complex.

25.14                 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

25.15                 Notices. All notices, demands, statements, approvals or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, by any recognized overnight courier service (i.e., Federal Express, UPS) or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after it is mailed as provided in this Section 25.15 or upon the date personal delivery is made.

25.16                 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

25.17                 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Arizona and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

25.18                 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Arizona.

25.19                 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

25.20                 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary and Landlord’s designated representative (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of a separate written agreement between Landlord and the Brokers. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Section 25.20 shall survive the expiration or earlier termination of the Lease Term.

25.21                 Intentionally Deleted.

25.22                 Building Name and Signage. Landlord shall have the right at any time to designate and/or change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, as Landlord may, in Landlord’s sole discretion, desire subject however to all of the rights to signage, both exclusive and non-exclusive, granted to Tenant in Article 21 of this Lease.

25.23                 Intentionally Deleted.

25.24                 Transportation Management. Tenant shall fully comply with all present or future mandatory programs intended to manage parking, transportation or traffic in and around the Building Complex, and in connection therewith, Tenant shall take reasonable action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. To the extent that any such programs are voluntary, Tenant shall not be required to comply if in Tenant’s reasonable judgment such compliance would adversely affect the operation of Tenant’s business. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building Complex or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

25.25                 No Discrimination. Landlord and Tenant covenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Landlord or Tenant establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Building or in the Premises.

25.26                 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

25.27                 Landlord Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Building Complex or any part thereof, or to add any additional phases or office buildings to the Building Complex, and that no representations respecting the condition of the Premises or the Building Complex have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Real Property, including without limitation the Building Complex Parking Area, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the driveways and other common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (ii) installing new floor covering, lighting, and wall coverings in the common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Building Complex, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building or Building Complex, which work may create noise, dust or leave debris in the Building Complex, (iii) renovation and/or expansion of the main entry to the Building Complex and the main Building lobby area, (iv) renovation of the elevator, lobbies, elevator doors and frames and restrooms, and (v) installations, repairs or maintenance of telephone risers. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as provided in Section 6.6 above, entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

25.28                 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, accounting, real estate and space planning consultants, respectively, or as otherwise required by law.

25.29                 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

25.30                 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

25.31                 Jury Trial; Attorneys’ Fees. TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

25.32                 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

25.33                 OFAC Compliance.

25.33.1               Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

25.33.2               Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

25.33.3               Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

25.33.4               Landlord confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Landlord further confirms that it will comply throughout the Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable governmental entity.

25.34                         Financial Statements. Subject to the conditions set forth in the immediately following sentence, Tenant shall, within ten (10) business days after request from Landlord,(i) deliver to Landlord Tenant’s letter of financial stability in the form of, and containing similar information as set forth in the letter of financial stability provided by Tenant to Landlord prior to signing this Lease (with updated information as necessary) and (ii) make Tenant’s CEO available for a telephone call to provide any lender of Landlord or any prospective buyer of the Building with information regarding Tenant’s financial condition. The obligation to provide such information is limited to the following: (i) Landlord may only request the same if Landlord is financing/refinancing any loan on the Building or has entered into a purchase agreement for the sale of the Building; and (ii) Tenant shall not be required to provide financial statements more than one (1) time per calendar year.

25.35                 Non-Discrimination. In performing under this contract, both Landlord and Tenant shall not discriminate against any worker, employee or applicant, or any member of the public, because of race, color, religion, gender, national origin, age, or disability, nor otherwise commit an unfair employment practice. Landlord and Tenant will each take affirmative action to insure that applicants are employed, and that employees are dealt with during employment, without regard to their race, color, religion, gender, national origin, age, or disability. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Landlord and Tenant further agree that this clause will be incorporated into all subcontracts entered into with suppliers of materials or services, and all labor organization furnishing skilled, unskilled and union labor, or who may perform such labor or services in connection with this contract.

25.36                 Communication Equipment. If Tenant desires to use the roof of the Building to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. Landlord represents that on the Lease execution date there is available space on the roof for Tenant’s Communication Equipment. Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called “satellite dish” or other similar device, such as antennae no greater than twenty (20) inches in diameter and weighing no more than fifty (50) pounds, together with all cable, wiring, conduits and related equipment (collectively, “Communication Equipment”), for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Building designated by Landlord. Further, Tenant shall have the right of access, consistent with this Section 25.36, to the area where the Communication Equipment is located for the purposes of maintaining, repairing, testing and replacing the same. Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Building. Unless Landlord elects to perform such penetrations at Tenant’s sole cost and expense, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions.

25.36.1       Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all applicable laws and Landlord makes no representation that such laws permit such installation and operation;

25.36.2       All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval;

25.36.3       All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant;

25.36.4       It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever (including granting rights to third parties to utilize any portion of the roof not utilized by Tenant);

25.36.5       Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Building or to other tenants at the Building Complex or with any other tenant’s communication equipment, and not to damage the Building Complex or interfere with the normal operation of the Building Complex and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 25.36.5, except to the extent same is caused by the gross negligence or willful misconduct of Landlord which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease);

25.36.6       For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided, all of the provisions of this Lease relating to compliance with requirements as to insurance, indemnity, and compliance with laws shall apply to the installation, use and maintenance of the Communication Equipment; provided, however, Tenant shall only be provided access to the roof after prior written notice to Landlord and subject to Landlord’s reasonable rules and restrictions regarding access (including, at Landlord’s option, the requirement that Tenant be accompanied by a representative of Landlord during such access). Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Building) and Tenant agrees that Landlord shall not be liable to Tenant therefor;

25.36.7       Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment;

25.36.8       The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building upon the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 25.36.8 shall survive the expiration or earlier termination of this Lease;

25.36.9       The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 10 of this Lease;

25.36.10                                                 Tenant, at Tenant’s sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Communication Equipment as Landlord may reasonably determine;

25.36.11                                                 If any of the conditions set forth in this Section 25.36 are not complied with by Tenant, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, at law and/or in equity, Tenant shall correct such noncompliance within ten (10) days after receipt of notice (or such longer period as may be reasonably required as long as Tenant commences such correction within such ten (10) day period and diligently prosecutes the same to completion). If Tenant fails to correct any such noncompliance within such ten (10) day period (as may be extended), then, at Landlord’s option, Tenant shall immediately discontinue its use of such Communication Equipment and remove the same in accordance with the terms hereof.

25.36.12                                                 The area occupied by the Communication Equipment shall not be included in measuring the size of the Premises described in Section 6.1 of the Summary of Basic Lease Information; Tenant shall not be required to pay any fee, rent or other lease charges for such area.

25.37                 Backup Generator. Subject to Landlord’s prior approval of all plans and specifications, which approval shall not be unreasonably withheld, Landlord shall permit Tenant to install and maintain, at Tenant’s sole cost and expense, a backup generator at a location described in Exhibit J or such other location as may be designated by Landlord. Such backup generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) any period of electrical power outage in the Building Complex. Tenant shall be entitled to operate the generator for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord. Tenant shall submit the specifications for design, operation, installation and maintenance of the backup generator for Landlord’s consent, which consent shall not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord’s structural and mechanical engineers, so that the Building Complex’s systems and equipment are not adversely affected. In addition, Tenant shall ensure that the backup generator does not result in any Hazardous Materials being introduced to the Real Property, and Article 5 will apply to Tenant’s use of the backup generator. Further, Tenant shall be responsible for ensuring that the backup generator does not interfere with the use of the Building Complex by other tenants. In the event another tenant of the Building Complex or of a neighboring project complains of problems caused by the generator, Tenant shall take whatever steps are reasonably necessary to remedy the problem complained of, including removal of the backup generator if another solution is not available. Tenant shall ensure that the design and installation of the backup generator is performed in a manner so as to minimize or eliminate any noise or vibration cause by such generator. Any repairs and maintenance of such generator shall be the sole responsibility of Tenant and Landlord makes no representation or warranty with respect to such generator. If Tenant is so notified by Landlord, Tenant shall, at Tenant’s sole cost and expense, remove such generator upon the expiration or earlier termination of the Lease Term and repair all damage to the Building Complex resulting from such removal. Such generator shall be deemed to be a part of the Premises for purposes of Article 10 of this Lease. Any backup generator installed by Tenant shall remain the sole and separate property of Tenant and shall, if Landlord elects, be removed by Tenant at the end of the Lease Term. In such event, in addition to removing the backup generator, Tenant shall also remove all wiring and conduits which are external to the Building and by which the backup generator was installed.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

“Landlord”	AGP ONE NORTH CENTRAL OWNER LLC, a Delaware
limited liability company

	By:	Parallel Capital Partners LP,
a Delaware limited partnership
its authorized agent

		By:	Parallel Capital Partners, Inc.,
a California corporation
			By:	/s/ Jim Ingebritsen
			Name:	Jim Ingebritsen
			Tile:	President

“Tenant”	QUICKEN LOANS, INC.,
a Michigan corporation

	By:	/s/ Jay D. Farner
	Name:	Jay D. Farner
	Its:	Chief Executive Officer

EXHIBIT A

ONE NORTH CENTRAL

FLOOR PLANS OF PREMISES

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

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2

17.00

0 14 28
feet

Parallel Capital Partners

Version	Prepared	17/03/2017
FP1.0	Measured	23/03/2017

1 N Central Avenue
Phoenix, Arizona

Floor 17

Please Refer to
Corresponding Area Chart

extreme measures

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5

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EXHIBIT B

ONE NORTH CENTRAL

RULES AND REGULATIONS

1.             Tenant shall observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building Complex.

2.             Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

3.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

4.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday and Holidays (as defined in the Lease) all persons who do not present a pass or card key to the Building approved by Landlord. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass or card key for access. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Building Complex of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Building Complex during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

5.             Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Building Complex, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

6.             No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

7.             Landlord shall have the right to control and operate the public portions of the Building and Building Complex, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable building projects in the vicinity of the Building Complex.

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8.             Intentionally Deleted.

9.             Tenant shall not disturb, solicit, or canvass any occupant of the Building Complex and shall cooperate with Landlord or Landlord’s agents to prevent same.

10.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

11.          Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained which consent shall not be unreasonably withheld, conditioned or delayed where Tenant agrees to undertake Landlord approved precautions to avoid damage to the structure of the Building.

12.          Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

13.          Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

14.          Tenant shall not use or keep in or on the Premises or the Building Complex any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building Complex by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

15.          Tenant shall not bring into or keep within the Building Complex or the Premises any animals, birds, bicycles or other vehicles.

16.          No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

17.          Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

18.          Landlord reserves the right to exclude or expel from the Building and/or Building Complex any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19.          Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

20.          Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

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21.          Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23.          Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

24.          No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

25.          The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

26.          The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

27.          Tenant must comply with reasonable requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

28.          Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

29.          Landlord reserves the right at any time but with twenty (20) days advance written notice to Tenant to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building Complex, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT C

ONE NORTH CENTRAL

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of                   , 20     , by and between                                    , a                                           (“Landlord”), and                                                  , a                                 (“Tenant”)

R E C I T A L S:

A.            Landlord and Tenant entered into that certain Lease dated as of   (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, known as Suite  of the Building located at One North Central Avenue, Phoenix, Arizona, 85004-4418.

B.            Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning gives such terms in the Lease.

C.            Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy and Landlord has performed all work required to be performed by Landlord pursuant to the Tenant Work Letter attached to the Lease, (b)the Lease Term for the Lease commenced as of                                  (the “Lease Commencement Date”) for a term of                                 (           ) years  ending on                                 (the “Lease Expiration Date”) (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on                              .

2.               No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”	AGP ONE NORTH CENTRAL OWNER LLC, a Delaware
limited liability company

	By:	Parallel Capital Partners LP,
a Delaware limited partnership
its authorized agent

		By:	Parallel Capital Partners, Inc.,
a California corporation

By:
Name:
Title:

“Tenant”	QUICKEN LOANS, INC.,
a Michigan corporation

By:
Name:
Its:

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EXHIBIT D

ONE NORTH CENTRAL

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit D.

SECTION 1

GENERAL CONSTRUCTION OF THE PREMISES

Landlord shall deliver the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located, including the base building electrical, mechanical and plumbing systems, (collectively, the “Base, Shell, and Core”) in its current as-is condition existing as of the date of the Lease; provided that all movable personal property, trash, debris and all low voltage cabling of the prior occupant shall be removed and the Premises shall be broom-clean. Landlord shall not be obligated to make any alterations or improvements to the Premises or Building except that Landlord, at Landlord’s sole cost, shall, on or before that date which is thirty (30) days prior to the Phase One Premises Lease Commencement Date, (i) install security access turnstiles in the main lobby of the Building (with Tenant to have reasonable approval as to number and style of such turnstiles), (ii) cause the elevators of the Building to be security card accessed, and (iii) cause the fifteenth (15th) floor premises to be secured from the fourteenth (14th) floor of the Building (but Landlord shall not be required to remove the stairwell). On or before that date which is thirty (30) days prior to the Phase Two Premises Lease Commencement Date, Landlord shall (at Landlord’s sole cost) (i) wall off stairwell that runs through the seventeenth (17th) floor, and (ii) install a temporary separation on the seventeenth (17th) floor of the Building (between the space Tenant shall lease and the other space on such floor); such temporary walls to be removed by Landlord on or before the Phase Two Delivery Date.

SECTION 2

TENANT IMPROVEMENTS

2.1                               Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding [***] per rentable square foot of the Premises (i.e., an amount up to [***] based on 149,273 rentable square feet in the Premises), for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below) or disbursed following the Effective Date of the Lease in accordance with the terms of this Tenant Work Letter. Notwithstanding the foregoing, an amount not to exceed [***] of any unused amount of the Tenant Improvement Allowance shall be made available to Tenant to help Tenant pay for the actual and documented costs incurred by Tenant (collectively, the “Moving/Cabling/FF&E Costs”) for (i) moving and relocating to the Premises, (ii) installing in the Premises telephone and data cabling for Tenant’s telephone and data equipment in the Premises and for establishing security services for the Premises; (iii) the purchase of and installation of furniture, fixtures and equipment for the Premises; and (iv) the cost of signage for the Premises and the Building. Landlord shall disburse from the Tenant Improvement Allowance the available portion thereof to help Tenant pay for the Moving/Cabling/FF&E Costs actually incurred by Tenant within thirty (30) days after Landlord has received Tenant’s written request for disbursement together with copies of invoices from third parties evidencing the

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amount of such Moving/Cabling Costs to be paid by Landlord. Any remaining balance of the Tenant Improvement Allowance after the Lease Commencement Date may, for the first twelve (12) months after the Lease Commencement Date (but not thereafter), be used as a credit toward the Base Rent first coming due under the Lease.

2.2                       Disbursement of the Tenant Improvement Allowance.

2.2.1                     Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1           Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, the costs of Tenant’s project manager (if any) and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3           The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4           The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, “Code”);

2.2.1.6           Sales and use taxes;

2.2.1.7           The “Coordination Fee,” as that term is defined in Section 4.2.2.2 of this Tenant Work Letter; and

2.2.1.8           All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2                             Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1           Monthly Disbursements. On or before the fifth (5th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 below, approved by Tenant, using the current AIA contract and payment forms showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Construction Budget,” as that term is defined in Section 4.2.1 below; (ii) paid invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases (which may be conditional releases

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pending receipt of payment) from all of Tenant’s Agents which shall comply with the appropriate provisions of Arizona law, as reasonably determined by Landlord; and (iv) all other information reasonably requested by Landlord including sign off by Tenant’s architect with respect to such payment request. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the twenty-fifth (25th) day of the following calendar month in which Tenant’s request for payments is delivered, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2           Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed unconditional mechanics lien releases in compliance with applicable Arizona law, and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

2.2.2.3           Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items or as otherwise provided in Section 2.1.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                               Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner (the “Architect”) to prepare the Construction Drawings. Tenant shall retain the engineering consultants approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld, conditioned or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.1.1                     Approved Consultants. Notwithstanding anything above to the contrary, Landlord hereby approves the following consultants to be retained by Tenant: McCarthy Nordburg, Architect of Record; Kraemer Consulting, MEP engineer: Caruso Turley Scott, Structural Engineer.

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3.2                               Final Space Plan. Within seventy-five (75) days after the full execution and delivery of the Lease, Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord. The sequence of submitting and reviewing the Final Space Plan shall continue within the time periods provided herein until the Final Space Plan is approved. If Landlord fails to respond to any Final Space submitted for review and approval within five (5) business days after Landlord’s receipt, Landlord shall be deemed to have granted its approval.

3.3                               Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord. The sequence of submitting and reviewing the Final Working Drawings shall continue within the time periods provided herein until the Final Working Drawings are approved. If Landlord fails to respond to any Final Working Drawings submitted for review and approval within five (5) business days after Landlord’s receipt, Landlord shall be deemed to have granted its approval.

3.4                               Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1                     The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection. Landlord hereby approves Westpac Construction Company as the general contractor if retained by Tenant.

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4.1.2                     Tenant’s Agents. All subcontractors used by Tenant (such subcontractors, together with any laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the “Final Costs”). Such Final Costs shall also demonstrate any amounts by which the Final Costs exceed the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs shall, to the extent they exceed the remaining balance of the Tenant Improvement Allowance, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2                     Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2           Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to [***], which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements and shall be deducted by Landlord from the Tenant improvement Allowance.

4.2.2.3           Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. Such indemnity by Tenant, as set forth in the Lease, shall

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exclude any and all costs, losses, damages, injuries and liabilities relate in any way to any grossly negligent or willful acts of Landlord and its employees, agents and contractors.

4.2.2.4           Insurance Requirements.

4.2.2.4.1      General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2      Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3      General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respect the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3                     Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4                     Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord shall notify Tenant to take corrective action. If Tenant fails to take corrective action within fifteen (15) days and diligently prepare and complete the corrective action promptly thereafter, then Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including,

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without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5                     Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3                               Notice of Completion; Copy of “As Built” Plans. Within thirty (30) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with applicable Arizona law and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4                               Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1                               Tenant’s Representative. Tenant has designated Scott Collins (email: scottcollins@bedrockmqt.com; phone: (313) 373-8742 (0); (586) 703-1045 (C)) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2                               Landlord’s Representative. Landlord has designated William Halper (email: whalper@parallelcp.com; phone (673) 385-3441; (0); (623) 525-9481 (C)) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3                               Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Tenant Work Letter or the Lease has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial

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Completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord).

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EXHIBIT E

ONE NORTH CENTRAL

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                                 , 20       and between                                            , a                                                 , as Landlord, and the undersigned as Tenant, for Premises on the                   (        ) floor(s) of the Building located at One North Central Avenue, Phoenix, Arizona 85004-4418, hereby certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.                                      The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on                            .

3.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.                                      Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5.                                      Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord’s mortgagee.

6.                                      Base Rent became payable on                               .

7.                                      7.                                      Tenant has a security deposit held by Landlord in the amount of                                .

8.                                      The Lease Term expires on                               .

9.                                      All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

10.                               No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

11.                               As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

12.                               All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                                . The current monthly installment of Base Rent is $                    .

13.                               The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord’s prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

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14.                               If Tenant is a corporation or partnership, the individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Arizona and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that the person signing on behalf of Tenant is authorized to do so.

Executed at                                 on the       day of                                , 20    .

“Tenant”	,
a

By:
Name:
Its:

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EXHIBIT F

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of                                         , 2017 (the “Effective Date”) by and between PFP 2015-2, LTD., an exempted company incorporated in the Cayman Islands (together with its successors and assigns, the “Mortgagee”) and QUICKEN LOANS, INC., a Michigan corporation (the “Tenant”), with reference to the following facts:

A.                                                                           , a                               (the “Landlord”) owns fee simple title to the real property described in Exhibit “A” attached hereto and commonly referred to as                                                            (the “Property”).

B.                                    PFP Holding Company IV, LLC (“Holdco”) made a loan to Landlord on                                  (the “Loan”). Mortgagee is the current holder of the Loan.

C.                                    To secure the Loan, Landlord has encumbered the Property by entering into a mortgage in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) recorded in the Recorder’s Office in and for the County of                              , State of                             .

D.                                    Pursuant to the Lease effective                               (the “Lease”), Landlord demised to Tenant a portion of the Property consisting of the following (the “Leased Premises”):                                                            .

E.                                     Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.                                      Definitions. The following terms shall have the following meanings for purposes of this Agreement.

a.                                      Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Mortgagee becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

b.                                      Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

c.                                       Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising

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(whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

d.                                      Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

e.                                       Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

f.                                        Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

g.                                       Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2.                                      Subordination. The Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the terms conditions and provisions of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage. Notwithstanding the foregoing, Mortgagee may elect, in its sole and absolute discretion, to subordinate the lien of the Mortgage to the Lease.

3.                                      Nondisturbance, Recognition and Attornment.

a.                                      No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under this Agreement or under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Mortgagee (i) shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

b.                                      Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant hereby acknowledges notice that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under

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the Lease to the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee. After receipt of such notice from Mortgagee, the Tenant shall thereafter make all such payments directly to the Mortgagee or as the Mortgagee may otherwise direct, without any further inquiry on the part of the Tenant. Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Mortgagee or as Mortgagee directs.

c.                                       Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) business days of such request.

4.                                      Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

a.                                      Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (i) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment (which events shall include failure to pay allowances due under the Lease which occurred prior to the date of attornment and continue after the date of attornment due to Successor Landlord’s failure to cure such events); or (ii) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease; or (iii) Tenant’s right to deduct from payments of Rent and Additional Rent due under the Lease any portion of the Tenant Improvement Allowance (as defined in Section 2.1 of Exhibit D to the Lease) to which Tenant is entitled under the Lease which was due but not paid by the Landlord.

b.                                      Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

c.                                       Payment; Security Deposit; Work. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise, provided, however, that this prohibition shall not apply to Tenant’s right to recover the Tenant Improvement Allowance from Successor Landlord as provided in the Lease and Section 4(a) above; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to the extent obligated under the Lease, to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing

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improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation, provided, however, Tenant shall, as a result of any such failure to construct or complete construction have a right to terminate the Lease upon thirty (30) days’ written notice delivered to Successor Landlord; or (v) arising from representations and warranties related to Former Landlord.

d.                                      Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent which, if not provided to Landlord and Tenant within ten (10) business days after written request is received by Mortgagee, Mortgagee’s consent shall be deemed to have been granted.

e.                                       Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

5.                                      Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Property from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.                                      Mortgagee’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:

a.                                      Notice to Mortgagee. Tenant shall use reasonable efforts to provide Mortgagee notice of all breaches and defaults under the Lease. Tenant will not terminate the Lease nor discontinue or abate rent due under the Lease as a result of a breach or default by Landlord without first providing Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

b.                                      Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires

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possession and control of the Property, provided that Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (not to exceed 90 days) as Mortgagee may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default. Mortgagee shall use commercially reasonable efforts to expedite all cures set forth in this paragraph.

7.                                      Miscellaneous.

a.                                      Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine- generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. (local time in the jurisdiction of the party receiving the notice) on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

If to the Mortgagee, at:	c/o Prime Finance Partners
233 North Michigan, Suite 1915
Chicago, Illinois 60601
Attn: Steve Gerstung
Telecopy No.: (312)276-9649

If to the Tenant, at:	Quicken Loans, Inc.
1050 Woodward Avenue Detroit, MI 48226
Attn: Angelo V. Vitale, Esq.
Telecopy No.: ( )

With a copy to:	Bedrock Management Services LLC
630 Woodward Avenue
Detroit, MI 48226
Attn: Howard N. Luckoff, Esq.
Telecopy No.: (855) 455-1918

b.                                      Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof

5

accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

c.                                       Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

d.                                      Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

e.                                       Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

f.                                        Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.

g.                                       Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

h.                                      Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

i.                                          Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

6

IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

PFP 2015-2, LTD.

By:
Name:
Title:

TENANT:

QUICKEN LOANS, INC.
a Michigan corporation

By:
Name:
Title:

7

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD:

, a

By:
Name:
Title:

Dated:                                          , 2017

8

MORTGAGEE’S ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On the   day of   in the year 2017 before me, the undersigned, a Notary Public in and for said state, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

9

TENANT’S ACKNOWLEDGMENT

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On the   day of   in the year 2017 before me, the undersigned, a Notary Public in and for said state, personally appeared   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

10

EXHIBIT A

The Property

[see attached]

11

EXHIBIT G

EXHIBIT A- CONTRACT DUTIES

The Work:	Janitorial Services for the Multi-tenant side of One North Central, floors 6-12, as well as the exterior of the building. Vendor shall provide necessary building consumables.

Specifications:	Day porter 7am-3:30pm Jose Arizaga), Day clean (Veronica Hernandez)7:30am-4pm, and Night clean services 5:30pm-2:30am

Schedule:	Day porter, Day clean, and night clean services Monday through Friday.

02.12.09                                                 Page 10

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Day Clean Specifications

Time	Day Clean
7:00 am - 8:00 am

Check and clean restrooms which include wiping down counter tops, glass mirrors, empty trash cans, stock toilet paper, hand towels, soap, and seat covers as needed Vacuum hallways and dust mop elevator lobby.

9:00 am - 12:00 pm	Empty trash cans and all shredder containers, clean and wipe down glass doors, sinks, all picture frames in hallways and interior offices. Spot Mop all floors.
12:00 am - 1:30 pm

Clean and stock break room which include wiping down tables, countertops, and stock hand towels, sweep and spot mop floor. Clean conference room including vacuuming and positioning chairs properly. Clean information resource management’s office.

1:30 pm-2:00 pm	Lunch.
2:00 pm-2:45 pm	Empty trash cans, empty recycle bins and clean Department of Defense offices which include vacuuming, dusting, sweep and spot mop.
2:45 pm - 3:30 pm	Clean and restock restrooms which include wiping down counter tops, glass mirrors, empty trash cans, stock toilet paper, hand towels, soap, and seat covers as needed.
Daily	Collect all recyclables
Tuesdays and Thursdays	Vacuum all offices including hallways and suites
Once a Month:
Mop stairwells
Wipe down fire water line (Red pipe in stairwells)
Wipe chairs in all conference rooms, clean base boards, elevator arches, clean fire extinguisher cabinets on inside offices.

2

Day porter Specifications

Time	Day porter Scope of
7:00AM	Dust mop 1st floor lobby to include wiping down front entrance glass doors. security’s front desk, and vacuuming the exterior mats (6 times during the week)
7:30 am-8:30 am

Clean and stock restrooms on 6th, 8th, 9th, 10th, 11th and 12th floor which include wiping down countertops, glass mirrors, empty trash cans, stock toilet paper, hand towels, soap, and seat covets as needed.

8:30 am-10:30 am

Walk outside perimeter of property to pick up any debris and cigarette bulls, Wipe down ALL columns, clean doors from coffee shop, Bank, and Duck & Decanter. When completed, sweep and wipe down patrons eating areas which include Coffee shop and Duck & Decanter. Clean trash cans from inside and out, wipe down entire planter box, hand railings, and window seals.

10:30 am-11:45 am	Clean parking garage which include picking up debris and cigarette butts. Wipe down all doors from parking garage Bl, B2, B3 and B4.
11:45 am-12:00 am	Dust mop 1st floor lobby floor, wipe down front entrance glass doors and security’s front desk.
12:00 pm- 1:00 pm	Lunch
Dust mop 1st floor lobby floor, wipe down entrance glass doors and security’s front desk.
1:00 pm - 1:15 pm

1:15 pm-2:30 pm- Clean and restock restrooms from 6th, 8th, 9th, 10th, 11th and 12th floor which include wiping down counter tops, glass mirrors, empty trash cans, stock toilet paper, hand towels, soap, and seat covers as needed.

2:30 pm -3:30 pm	Walk outside perimeter to pick up any debris, trash and cigarette butts, wipe down ALL columns, clean doors front coffee shops, Bank and Duck & Decanter.
3:30 pm-3:45 pm	Dust mop 1st floor lobby, wipe down front entrance glass doors and security’s front desk.
3:45 pm-4:00 pm	Put cleaning equipment away

Notes:

*Every Thursday and Friday mop, empty trash cans and vacuum 9th floor suites# 906, 911, and 952.

*Every Wednesday pour ENZYMES down drains in Comerica Bank located on 1st floor.

*Every 3 months use blower to clean top of roof.

3

Janitorial Cleaning Specifications

	NIGHTLY SERVICES: (M,F 6 p.m., -1:30 a.m.)	Daily	Weekly	Month	Quarter
1

Vacuum all carpet in traffic areas. Spot clean carpets (quarter sized spots) and report stains that cannot be removed by standard method. Larger spots will require carpet extraction. (bid upon request) Vacuum main exterior entrance carpeting

x
2	Wastebaskets emptied and-replaced with new liners as needed.	x
3	Recycled trash containers emotied at each desk/work station	x
4	Haul all collected recycle and trash to Loading Dock compactor, spot mop all spills & trackage. Sweep specified dock floor to maintain clean and sanitary surfaces.	x
5	Dust horizontal surfaces of furniture, files, tables fixtures window sills and all	x
6	General floor area policed for scraps of paper, paperclips, etc.	x
7	Position magazines and periodicals on tables in neat order.	x
8	Tile floors swept and/or dust mopped and damp mopped as needed to remove	x
9	Finger marks cleaned from both sides of glass entrance doors.	x
10	Doors and light switches spot cleaned to remove smudges and finger marks.	x
11	Lunch/Break Rooms- Sweep/mop floors, empty waste receptacles and reline. counters Note: Dishwashing is not included in the scone of work.	x
12	Lunch/ Break Rooms- Clean outsides of refrigerator and microwave oven.	x
13	Clean and polish drinking fountains.	x
14	Turn off all lights and secure all doors upon completion.	x
15	Report anything of an unusual nature such as lights out, plumbing problems, restroom problems, etc.	x
16	Clean elevator flooring (sweep and wet mop), polish stainless steel doors, thresholds and panels to remove all marks.	x
17	Dumpster/Loading dock area to be kept in clean and neat condition.	x
18	Police main exterior entrance for debris	x
19	Janitorial closet to be presented in orderly state at all times.	x
20	Check vacant suites and maintain in show condition	x
21	Control Room/Fire Command office.	x
22	Dust tops of desks, tables and furniture. (Desks should be free of paperwork)		x
23	High dust to 6’ tops of cabinets cubicles partitions etc.		x
24	Remove smudges and fingerprints from partition glass. Damp wipe all glass furniture tops (check nightly and removes smudges and fingerprints as needed)		x
25	furniture tops (check nightly and remove smudges and fingerprints as needed)		x
26	Detail vacuum carpeted areas including all private offices using vacuum edge where	x
27	Dust Cubicle partition tops and tops of credenzas		x
28	Pour water into floor drains-See Day Porter Scope (weekly or more if needed)		x
29
30	Side stairwells- Sweep stairs of debris, wet mops pills, dust hand railings as needed. (see day porters scope)			x
31	Brush lint from seats and backs of upholstered chairs and sofas as needed			x
32	Fire extinguisher boxes; clean inside and out as needed			x
33	Dust all air diffusers				x
34	Dust all mini-blinds				x
35	Machine scrub and recoat VCT tile in tenant suites to restore floor finish for a clean scuff free appearance				x
Restrooms
1	Floors and Tile Floors swept clean and wet mopped using a germicidal detergent Poor Water into restroom floor drains weekly	x
2	Metal Fixtures: Clean and polish all mirrors, shelves, bright work (including exposed piping below inks). towel dispensers and receptacles. Use non-abrasive	x
3

Ceramic Fixtures: Wash and disinfect all sinks, basins and urinals with approved germicidal leaning agents. Clean and disinfect wall tile on either side of urinals. Special attention to toilet an, urinal interiors, use germicide to disinfect both

x
4	Walls & Partitions: Damp wipe toilet partitions as needed and tiled walls using approved germicide, Dust led lies and mirrors.	x
5	Empty all trash and sanitary napkin receptacles. Restock all dispensers in	x
6	Machine scrub ceramic tile in all restrooms				x

4

EXHIBIT H

TENANT'S EXTERIOR SIGNS

Quicken Loans

One North Central Ave. | Phoenix, AZ 85004

ADAMS STREET
CENTRAL AVENUE
FIRST STREET
WASHINGTON STREET
39'-11"
D
A
B
C

SITE PLAN | 1/64" = 1'-0"

north

VICINITY MAP | NTS

PHOENIX, AZ **ONE NORTH CENTRAL BUILDING**

JIFFY SIGNS INC.
30777 SCHOOLCRAFT LIVONIA MICHIGAN 48150
PHONE 734-369-3050 FAX 734-369-3051

1

2

3

4

QUICKEN LOANS PARKING

D	NON-ILLUMINATED REVERSE PAN CHANNEL DISPLAY	Scale 1/2" = 1'-0"	Sign Area 37.69 sf

Fabricate and install one (1) set of non-illuminated, brushed aluminum, RPC letters w/ 1 1/2" deep returns. Clip-mount (flush) to masonry eyebrow as shown.

Font: Gotham Bold

Non-Illuminated RPC - Cross Section Detail

A	RPC aluminum letter
B	clip mounting
C	wall surface

39'-11"
D
QUICKEN LOANS PARKING

D
V Elevation
1/64" = 1'-0"

PHOENIX, AZ

ONE NORTH CENTRAL BUILDING

JIFFY SIGNS INC.
33771 SCHOOLCRAFT LIVONIA, MICHIGAN 48150
PHONE: 734-266-3350 FAX 734-266-3351

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EXHIBIT I

LOCATION OF TENANT’S RESERVES SPACES

[SEE ATTACHED]

1

2

EXHIBIT J

LOCATION OF TENANT'S BACKUP GENERATOR

1

EXHIBIT K

EXISTING TENANT EXPANSION RIGHTS

Option	Expiration	Suite	Square Feet
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

1